Exhibit 99.3

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS, INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2003/71/EC (THIS DIRECTIVE, AND AMENDMENTS THERETO, INCLUDING THE 2010 PROSPECTUS DIRECTIVE AMENDING DIRECTIVE 2010/73/EU TO THE EXTENT IMPLEMENTED IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA, TOGETHER WITH ANY IMPLEMENTING MEASURES IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE EU DIRECTIVE 2003/71/EC, THE “PROSPECTUS DIRECTIVE”).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE “QUALIFIED INVESTORS” WITHIN THE MEANING OF ARTICLE 2(1)(E) OF THE PROSPECTUS DIRECTIVE. IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE

LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN

THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

Registered on 03 December 2012 State Registration Number

1	–	01	–	5	5	0	3	8	–	E	–	0	4	1	D

FSFM (Federal Service for Financial Markets) of Russia
(specify the registering authority’s name)

(signature of the authorized officer)

(registering authority’s stamp)

RESOLUTION

on Additional Issue of Securities

Open Joint-Stock Company Federal Hydro-Generating Company – RusHydro

ordinary registered uncertified shares to the amount of 110,000,000,000

(One hundred and ten billion) with nominal value of 1 (one) rouble each, placed by public offering

Approved by resolution of Board of Directors made on 22.11.2012, Minutes dated 23.11.2012 No. 166 based on the resolution on increase of JSC RusHydro’s authorized capital by means of additional issue of shares, made at the extraordinary General meeting of shareholders on 16.11.2012, Minutes dated 19.11.2012 No. 9

Issuer’s registered office: 660075, Krasnoyarsk Territory, Krasnoyarsk, Respubliki Str., 51

Contact telephone numbers with area code specified: (495) 225 32 32, ext. 2204, 1821

Chairman of the Management Board ____________________ E. V. Dod

Date 23.11.2012                             Stamp here

1. Class, category (type) of securities:

registered shares

Class of shares: ordinary

Securities are not convertible

2. Form of the securities: uncertified

3. Information on mandatory centralized storage of securities

No mandatory centralized storage of securities is provided.

4. Nominal value of each security of the issue (additional issue) (RUB)

1

5. Number of securities of the issue (additional issue) (shares):

110,000,000,000

6. Total number of securities of the issue, placed earlier (shares):

317,637,520,094

7. The rights of holders of each security of the issue (additional issue):

7.1. Exact statements of the company’s Articles of Association on the rights granted to the shareholders by the ordinary shares to be specified for the ordinary shares: on right to receive declared dividends, on right to participate in general meeting of shareholders with the right to vote on all the issues which fall under his / her competence, on right to receive part of property of the joint-stock company in case of its liquidation.

clause 6.2 of JSC RusHydro Articles of Association (hereinafter – the Issuer, the Company):

“Each ordinary registered share of the company provides its holder with equal scope of rights.

The shareholders that own ordinary registered shares of the company have the right to:

1) participate in the General meeting of shareholders of the Company personally or by means of his or her representatives with voting right on all the issues within his or her competence;

2) make proposals on the items of agenda for the General meeting of shareholders in accordance with the legislation of the Russian Federation and these Articles of Association;

3) receive information on the activities of the Company and examine the documents of the Company in accordance with Article 91 of the Federal Law “On Joint Stock Companies”;

4) receive dividends declared by the Company;

5) to have a pre-emptive right to acquire additional shares placed by means of subscription and acquire equity securities converted into shares in a number proportional to the number of shares of this category (type) owned by them;

6) receive a part of the Company’s assets in case of its liquidation;

7) exercise other rights stipulated by the Law of the Russian Federation and these Articles of Association”.

The Articles of Association does not stipulate maximum permissible number of votes owned by one shareholder.

7.2. Not specified for this type of securities.

7.3. Not specified for this type of securities.

7.4. Not specified for this type of securities.

7.5. Not specified for this type of securities.

8. Conditions and procedure for placement issue securities (additional issue):

8.1. Method of securities placement:

Public offering

8.2 Period of securities placement:

The Placement Opening Date shall be determined as follows:

The placement opening date of the Issuer’s securities of this additional issue (hereinafter referred to as the Shares, supplementary shares, placed securities, placed shares) is the date of posting the announcement on the pre-emptive right to acquire the Shares being placed in the Rossiyskaya Gazeta newspaper according to the procedure outlined in clause 8.5 of the Resolution on Additional Issue of Shares. In case announcement on the pre-emptive right to acquire the Shares being placed in the Rossiyskaya Gazeta newspaper is published before the 14th day from the date of disclosing the information on state registration of this additional issue of Shares by the Issuer, the Placement Opening Date of the securities shall be the 15th day from the date of disclosing the information on state registration of additional issue of Shares by the Issuer by means of disclosing the essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities”.

The Securities Placement Closing Date shall be determined as follows:

The 30th day from the Closing Date of Offers collection (this timeframe of offers collection is specified in clause 8.3 of the Resolution on Additional Issue of Shares) but not later than 365 (three hundred sixty five) days from the date of state registration of this additional issue of Shares.

The term of securities placement shall be determined by means of indication of dates on which any information on securities issue is disclosed.

Such information shall be disclosed as follows:

In case this announcement on the pre-emptive right to acquire the Shares being paced in the Rossiyskaya Gazeta newspaper is published before the 14th day from the date of disclosing the information on state registration of this additional issue of Shares by the Issuer, the Placement Opening Date of securities shall be the 15th day from the date of disclosing the information on state registration of additional issue of Shares by the Issuer by means of disclosing the essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities”.

Essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities” shall be published by the Issuer within the following timeline from the date of disclosure in respect of the state registration of the additional issue of the Issuer’s Shares on the website of the registering authority or receipt by the Issuer of a written notice from the registering authority of the state registration of the additional issue of Shares by post, fax or e-mail, delivery by hand whichever is earlier:

— in the news line of the authorized information agency Interfax (hereinafter referred to as the Interfax news line) – not later than 1 (one) day;

— on the Issuer’s Internet website http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

8.3 Procedure for securities placement:

Procedure and conditions for agreements concluding (procedure and conditions for filing and fulfillment the applications) on alienation of securities by the first owner in the course of their placement:

Shares are placed by means of agreements concluding on acquisition of securities being placed (hereinafter referred to as the Subscription Agreement).

Shares are placed to the persons exercising their pre-emptive right to acquire the Shares being placed in accordance with the procedure outlined in clause 8.5 of the Resolution on Additional Issue of Shares.

Shall be effective before the expiry date of this pre-emptive right to acquire the Shares being placed according to clause 8.5 of the Resolution on Additional Issue of Shares, the Shares shall not be placed otherwise than by exercising the abovementioned pre-emptive right.

For the purposes of concluding the Shares Subscription Agreements outside the framework of the pre-emptive right exercising, at any time after summarizing the results of pre-emptive right exercising and not later than 45 (forty five) days before the 365-days period expiry from the date of state registration of this additional issue. The Issuer publishes an invitation to an undefined scope of persons to make proposals (offers) on acquisition of Shares being placed in the Interfax news line and on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 (hereinafter referred to as the invitation to make offers).

The term for submitting the offers to acquire securities being placed (hereinafter referred to as the Offers):

The shares will be placed by involving a professional member of the securities market (a Broker), providing the Issuer with services associated with Shares placement under a fee-based contract concluded with such Broker. Such a person shall be any of the Brokers specified below. No later than after commencement of the period during which the offers for Shares acquisition may be submitted, the Issuer shall disclose the information on the Broker who will be involved services rendering associated with Shares placement in the Interfax news line and on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The Issuer shall provide the Broker with a list of its interested parties before the Shares Placement Opening Date.

These offers can be sent to the Issuer or to the Broker within 15 (fifteen) days from the date of posting an Invitation to make offers (hereinafter this period is referred to as the Offers Collection Period). At the same time, the Issuer at its own discretion reserves the right to prolong the Offers Collection Period for an unlimited number of times and for any period, provided that the date of the said Offers Collection Period expiry comes not later than 30 (thirty) days before the end of a 365-days period from the date of this additional issue of Shares state registration.

In case the Issuer makes a decision to prolong the Offers Collection Period, the Issuer shall publish the corresponding announcement on such prolongation of this Offers Collection Period in the Interfax news line and on the websites

www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 not later than 5 (five) days before the published date of the Offers Collection Period termination.

A prospective subscriber of the Shares being placed (hereinafter referred to as the Subscriber) may submit an Offer every day from 10 a.m. till 5 p.m. (Moscow time), except for Saturday, Sunday and public holidays, at the following address:

— 127006, Moscow, Malaya Dmitrovka 7, JSC RusHydro.

or the Broker’s address that the Issuer shall disclose simultaneously with a notice on the Broker’s involvement.

Each Offer shall include the following information:

— title: “Offer to acquire shares of JSC RusHydro”;

— full corporate name / last name, name, patronymic of the Subscriber;

— Subscriber’s taxpayer identification number (if any);

— Subscriber’s place of residence (registered address);

— for individual persons: personal data (date and place of birth; series, number and issue date of passport (or another identification document), name of the issuing authority, passport valid period (if applicable));

— for legal entities: Information on registration of a legal entity (including that for Russian legal corporate entities – information on state registration of a legal entity / listing in the Uniform State Register of Legal Entities (date, registration authority, number of the corresponding certificate);

— consent of a person, providing an offer to acquire Shares to the amount specified in the Offer and at the price of Shares placement in the order, stipulated by the Resolution on Additional Issue of Shares;

— quantity of Shares to be acquired which can be shown as:

a) exact quantity of Shares presented numerically, that the Subscriber undertakes to purchase;

b) minimum quantity of Shares that the Subscriber undertakes to purchase. Indication of the minimum quantity shall be deemed to be an offer of the Subscriber submitting an Offer to purchase any number of Shares, but not less than the specified minimum quantity;

c) maximum quantity of Shares that the Subscriber undertakes to purchase. Indication of maximum quantity shall be deemed to be an offer of the Subscriber, submitting an Offer to purchase any number of Shares, but not more than the specified maximum quantity;

d) minimum and the maximum quantity of Shares that the Subscriber undertakes to purchase. Indication of the minimum and maximum quantities shall be deemed to be an offer of the person submitting an Offer to purchase any number of Shares, not less than the specified minimum quantity and not more than the specified maximum quantity;

— data on method of payment for the Shares being placed: monetary assets, non-monetary assets or monetary assets and non-monetary assets at the same time (hereinafter ordinary certified shares of the issuers specified in clause 8.6 of the Resolution on Additional Issue of Shares shall be understood as non-monetary assets used to pay for the Shares)

— in case of non-monetary payment for shares – indication of the following information:

a) type, category, form, nominal value, number, state registration number of securities issue to be transferred to pay for the Shares, name of such securities issuer, estimated cost of such securities in the Subscriber’s opinion;

b) on each object of non-monetary assets – indication of the estimated monetary value in the Subscriber’s opinion at which the Subscriber undertakes to make payment for the Shares being placed, provided that estimated monetary value of the said non-monetary assets determined by the Issuer’s Board of Directors corresponds to the estimated monetary value of such assets, specified by the Subscriber in its Offer. The Subscriber may specify a monetary value in RUB, using one of the following ways:

i) exact value at which the Subscriber undertakes to deposit non-monetary assets as payment for the Shares.

ii) minimum value at which the Subscriber undertakes to deposit non-monetary assets as payment for the Shares. Specification of the minimum value means an offer of the Subscriber who submitted the Offer to deposit non-monetary assets as payment for the Shares at a monetary value not less than the value, specified by the Subscriber.

iii) maximum value at which the Subscriber undertakes to deposit non-monetary assets as payment for the Shares. Specification of maximum value means an offer of the Subscriber who submitted the Offer to deposit non-monetary assets as payment for the shares at a monetary value not more than the value, specified by the Subscriber.

iiii) minimum and maximum values at which the Subscriber undertakes to deposit non-monetary assets as payment for the Shares. Specification of minimum and maximum values means a proposal of the Subscriber who submitted the Offer to place non-monetary assets as payment for the Shares at any monetary value, but not less than minimum value, specified by the Subscriber, and not more than maximum value, specified by the Subscriber.

c) the Subscriber’s statement that the Subscriber undertakes (or the Subscriber does not undertake) to pay for the Shares with monetary assets if the monetary value of non-monetary assets (property) estimated according to the prescribed procedure by the Issuer’s Board of Directors does not correspond to the monetary value, specified by the Subscriber in its Offer.

d) the Subscriber’s obligation to transfer to the Issuer non-monetary assets, that are free of any third parties’ rights and shall neither be encumbered with any obligations nor be subject of any dispute or arrest, as payment for the Shares to be acquired;

e) personal account details in the register of securities holders of joint-stock company’s specified in clause 8.6 of the Resolution on Additional Issue of Shares, whose securities are transferred to pay for the Shares (depositary account details of the Subscriber’s ultimate nominee holder with indication of all necessary account details for transfer to it of these securities) in case the difference between the value of non-monetary assets deposited to pay for the Shares and the value of Shares paid for by the Subscriber is returned in accordance with the procedure specified in clause 8.6 of the Resolution on Additional Issue of Shares.

— number of the Subscriber’s personal account in the Register of Holders of Issuer’s Registered Securities to transfer the Shares to be purchased to such account. In case the shares shall be credited to a nominee’s account in the Register of Holders of Registered Securities of the Issuer – a full corporate name of the depository (hereinafter referred to as the First Level Depository), information on state registration of this depositary (OGRN (Primary State Registration Number), name of the registering authority, date of state registration and the depository enlisting into the EGRUL (Unified State Register of Legal Entities), Subscriber’s depositary account number, number and date of the depositary agreement executed between this depository and the Subscriber. When the Subscriber’s depositary account is maintained by a nominee holder, who in its turn is a depositor of the First Level Depositary, then the Offer shall contain the following data: full corporate name of the specified nominee holder, information on state registration of the specified nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of state registration and enlisting the depository into the EGRUL), Subscriber’s depository account number, number and date of the depository agreement between the depository and the Subscriber (in respect of the securities being placed), full company name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with whom the Subscriber has the depository account (in respect of the securities being placed);

— bank details of the Subscriber for return of monetary assets;

— contact information (postal address, phone and fax number with area code, e-mail address) for the purposes of forwarding the reply on the Offer acceptance (acceptance).

— date of signing the Offer.

The Offer shall be signed by the Subscriber (or its authorized representative with the attached original or copy of the duly executed Power of Attorney or another instrument confirming the powers of this representative, certified by a notary) and, for legal entities, contain an impress of a seal (if any).

In case the Offer is made in a foreign language, this Offer shall mandatorily have Russian translation of the Offer text, and the translator’s signature shall be certified by a notary in the order provided for by legislation of the Russian Federation. The requirement for a mandatory translation of the text contained in the Offer made in a foreign language shall not be applicable in cases when this Offer is made in two or more languages, one of which is the Russian language, and when the text contained in the Offer in the Russian language prevails over the other languages of the Offer with a clear specification of this Fact in the Offer.

The Offer shall have the following attachments:

— for legal entities – notarized copies of constituent documents and documents confirming the powers of a person, entitled to act on behalf of the legal entity without a Power of Attorney;

— in case of payment with non-monetary assets – an extract (statement) from the register of holders of securities of the corresponding issuer (Subscriber’s depositary account) drawn up not later than 10 days before the Offer submission, containing the following data: amount of other issuers’ securities (non-monetary assets) transferred as payment for the Shares and owned by the Subscriber, information on essential encumbrances in relation to such securities (non-monetary assets) or absence of such encumbrances.

The Offer can be accompanied by financial guarantees, providing fulfillment of Offer maker’s obligations to pay for the Shares if his / her offer is accepted by the Issuer.

If according to the requirements of the legislation of the Russian Federation the Shares are acquired in the quantity stipulated in the Offer by the person who submitted the Offer with the prior consent of the antimonopoly body of the Russian Federation, the person who submitted the Offer shall attach a copy of the corresponding antimonopoly body’s consent to the Offer.

If according to the requirements of the Subscriber’s legislation, the Subscriber acquires the Shares in the quantity stipulated in the Offer with the prior approval of a competent executive body of the Subscriber (Board of Directors / Supervisory Board, General shareholders’ meeting / General participants’ meeting), the person submitted the Offer shall attach a copy of the appropriate resolution, drawn up in the Russian language on approval of the transaction, related to the acquisition of Shares. In case the abovementioned resolution is drawn up in a foreign language, this resolution shall mandatorily be accompanied with translation of the text contained in this resolution to the Russian language, and the translator’s signature shall be certified by a notary in the order, provided for by the legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the resolution on approval of a transaction to acquire the Shares drawn up in a foreign language shall not be applicable in cases, when this Offer is made in two or more languages, one of which is the Russian language and when the Russian language used to draw up this resolution prevails over other languages, used to draw up the resolution with a clear specification of this Fact in the resolution.

In case the Offer is signed by the Subscriber’s authorized representative, this Offer shall be accompanied with an original or a notarized copy of the Power of Attorney, executed in accordance with Article 185 of the Civil Code of the Russian Federation, in case this Power of Attorney is drawn up in a foreign language, it is required to attach a translation of the text contained in this Power of Attorney to the Russian language, a translator’s signature shall be certified by a notary according to the procedure, provided for by the legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the Power of Attorney made in a foreign language shall not be applicable in cases when this Power of Attorney is made in two or more languages, one of which is the Russian language, and when the Russian language used to draw up this Power of Attorney prevails over other languages used to draw up the Power of Attorney with a clear specification of this fact in the power of attorney.

The Issuer shall reject the Offers, not meeting the requirements of the Russian Federation legislation and (or) the Resolution on Additional Issue of Shares.

Subscribers of the Shares bear personal responsibility for the accuracy, completeness and relevance of information, specified in their Offers in accordance with the applicable legislation of the Russian Federation.

The Issuer shall register all received Offers in a special register for received Offers (hereinafter referred to as the Issuer’s Register) on the day of their receipt. The Offers received by the Broker are subject to registration by the Broker in a special register for received Offers (hereinafter referred to as the Broker’s Register) on the day of their receipt.

The Offers on Shares acquisition submitted by the Subscribers shall be accepted by the Issuer at its sole discretion.

On the basis of the Issuer’s Register and the Broker’s Register data, the Issuer or the Broker on behalf of the Issuer and pursuant to the written instructions of the Issuer, forwards a reply of acceptance (the Acceptance) of the Offer to the Subscribers, selected by the Issuer at its sole discretion from the Subscribers, who submitted the Offers, meeting the requirements stipulated in clause 8.3 of the Resolution on Additional Issue of Shares. Such a reply shall contain the quantity of the Shares subject to placement to the Subscriber who submitted the Offer.

The Issuer shall make a decision on the Offer acceptance not later than 3 (three) days from the date of the Offer Collection Period expiry (hereinafter referred to as the Acceptance Period).

The notice of the Offer compliance (acceptance) shall be delivered to the Subscriber personally or to its authorized representative or sent to the postal address and (or) by fax and (or) email address, as specified in the Offer, not later than 2 (two) days after the date of the Issuer’s resolution on acceptance of the Offer (hereinafter referred to as the Acceptance Circulation Period).

In accordance with part 2 of Article 438 of the Civil Code of the Russian Federation the Issuer’s silence does not mean that the Offer is accepted.

The Issuer shall be entitled to make a decision on the Offer acceptance only for such a number of Shares which at the time of making the decision on the Offer acceptance are unplaced and not subject to placement to any other person or the same Subscriber, based on the Offer that was accepted by the Issuer earlier.

A Subscription Agreement shall be deemed effective as soon as the Subscriber (Subscriber’s authorized representative who submitted the Offer) who submitted the Offer receives the Issuer’s notice of compliance (acceptance) of the Offer. The written form of this agreement is deemed effective.

On agreement of the Subscriber and the Issuer, the Subscription Agreement may be executed as a single document signed by the parties in a number of copies as agreed by the parties.

The Subscriber is entitled to arrive for execution of the Subscription Agreement every day from 10 a.m. till 5 p.m. (Moscow time), except for Saturday, Sunday and public holidays, at the following address: Russian Federation, Moscow, Malaya Dmitrovka 7, JSC RusHydro. The agreement shall be executed at the same time or upon the Subscriber’s receipt of the Offer acceptance.

After reception of the Issuer’s notice on the Offer compliance (acceptance), the Subscriber shall pay the full amount for the purchased shares not later than 10 (ten) days from the date of the Acceptance Circulation Period expiry.

The obligation to pay for the shares shall be deemed executed from the moment of crediting monetary assets to the Issuer’s current account and (or) transfer of non-monetary assets into the Issuer’s ownership according to the procedure specified in clause in 8.6 of the Resolution on Additional Issue of Securities.

The Subscribers shall pay for the Shares in full within a period set forth in the Resolution on Additional Issue of Shares and Subscription Agreements, and prior to making credit entries to the subscribers’ personal accounts in the Issuer’s shareholders register keeping system (or that of the First level depositary designated by the Subscriber). In this case such credit entries in the Subscribers’ personal accounts in the Issuer’s shareholders register keeping system (or that of the First level depositary designated by a Subscriber) shall not be made before the Placement Opening Date and after the Placement Closing Date of supplementary shares.

If the total value of monetary assets credited by the Subscriber as payment for the Shares exceeds the value of the purchased shares, the Issuer not later than 60 (sixty) days from the Shares Closing Date specified in clause 8.2 of the Resolution on Additional Issue of Shares, shall return to the Subscriber the monetary assets exceeding the cost of the placed Shares, and that the Issuer received as payment for the Shares to the bank accounts, specified in the Statement, if they are unavailable – to the bank accounts specified in the Applicant’s statement on monetary assets return.

With non-monetary payment for the shares, when the total value of non-monetary assets transferred by the Subscriber as payment for supplementary shares exceeds total value of the acquired Shares, the Issuer shall return the difference between the value of non-monetary assets transferred as payment for supplementary Shares and the value of supplementary Shares paid for by the Subscriber (hereinafter referred to as the overpayment balance) in accordance with the procedure, specified in clause 8.6 of the Resolution on Additional Issue of Shares.

In the event that the Subscriber fails to execute its obligation to pay for the Shares being purchased in full or pays partially within the specified period, the Issuer shall have the right to refuse to execute its counter-obligation to transfer the Shares to the Subscriber.

In case of partial execution of the Subscriber’s obligation to pay for the Shares being purchased, the Issuer shall have the right to execute their counter-obligation to transfer the Shares to the Subscriber pro rata to the number of the Shares paid for by the Subscriber.

In case of partial execution of the Subscriber’s obligation to pay for the shares or complete refusal of the Issuer to execute its counter-obligation to transfer the shares, if the Subscriber has not paid for the shares within the periods specified above, monetary assets and (or) non-monetary assets received as partial execution of the obligation to pay for the shares or, respectively, all monetary assets and (or) non-monetary assets transferred by the Subscriber for the shares shall be refunded to the Subscriber by non-cash transfer as per the bank details specified in the Offer (in case of monetary payment), and (or) in accordance with the procedure specified in clause 8.6 of the Resolution on the Additional Issue of Securities (in case of non-monetary payment) not later than 60 (sixty) days from the Shares Placement Closing Date.

The Issuer shall have the right not to send a notice of its refusal to execute the counter-obligation on Shares transfer (all or those unpaid by the Subscriber, respectively) to the Subscriber, however, the Issuer at its own discretion and for the purposes of informing the Subscriber may send such a notice to the Subscriber in person or through its authorized representative, or send such a notice to the postal address and / or by fax and / or e-mail specified in the Offer.

The Issuer’s obligation to transfer the Shares being placed to the Subscriber shall be deemed executed from the moment of making a credit entry to the personal account of the Subscriber or the First level depositary, designated in the Subscriber’s Offer with regard to the respective number of the securities being placed.

The Shares Subscription Agreements can be executed by means of documents exchange (Offer and Acceptance) via postal service and in this case the Subscriber will be identified by its contact information and details indicated in the Offer. The following details shall be indicated in the Issuer’s notice on the Offer acceptance, and they shall be used for the Issuer identification:

— full or abbreviated corporate name of the Issuer;

— the Issuer’s seal;

— signature of the Issuer’s authorized officer.

Shares Subscription Agreements stipulate a possibility for the Issuer to send the Subscriber acceptances via facsimile (an acceptance fax copy can be sent to the fax number indicated in the Offer) or via e-mail (a scanned acceptance image can be sent to the e-mail address indicated in the Offer). In this case, besides the main acceptance details, an additional identification of the Issuer shall be the Issuer’s e-mail (ZavalkoMV@gidroogk.ru) or the Issuer’s fax number that was used for sending the relevant acceptance (+7 (495) 225 37 37).

Other conditions of the document exchange: none.

Amendments to and / or termination of Subscription Agreements shall be effected on the grounds and pursuant to the procedure stipulated in Chapter 29 of the Civil Code of the Russian Federation.

The Shares are placed to the persons exercising their pre-emptive right to acquire the Shares in accordance with the procedure, stipulated in clause 8.5 of the Resolution on Additional Issue of Shares.

Shall be effective till the expiry date of the pre-emptive right to acquire the Shares being placed according to clause 8.5 of the Resolution on Additional Issue of Shares, the Shares shall not be placed otherwise than by exercising the abovementioned pre-emptive right.

The securities are registered and the register of their holders is maintained by the registrator.

A person in whose favor the Issuer issues (transfers) an instrument of transfer being the ground for making a credit entry in the personal account or depositary account of the first subscriber (registrar, depositary, first subscriber), as well as other essential conditions for issuing an instrument of transfer:

No later than 3 (three) days from the Shares Placement Closing Date specified in clauses 8.3 and 8.6 of the Resolution on Additional Issue of Shares provided that the Subscriber pays for the Shares being placed in accordance with the procedure stipulated in clause 8.6 of the Resolution on Additional Issue of Shares and no later than 3 (three) days prior to the Shares Placement Closing Date, the Issuer shall deliver to the registrar of the Issuer (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, Federal Securities Market Commission license for keeping register No. 10-000-1-00264 dated 03.12.2002) an instrument of transfer, being the basis for the making a credit entry in the personal account of the Subscriber or the First level depositary holder, specified by the Subscriber in its Offer.

Within 3 (three) days from receiving the instrument of transfer and not later than the Shares Placement Closing Date the registrar shall write off from the Issuer’s account such a number of the Shares of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Subscriber, or the First level depositary holder designated by the Subscriber in the Offer.

The shares shall be considered to be placed from the date of securities registration in the register of shareholders – securities holders of the Issuer on the Shares depositing to the Subscriber’s personal account or the Fist level depositary, designated by the Subscriber in its Offer.

Placement of a certain number of shares while exercising the pre-emptive right to acquire the Shares being placed (i.e. when they are acquired by persons being entitled to exercise the pre-emptive right to acquire these Shares) is intended to be performed, in particular, outside the Russian Federation by means of placement of the appropriate foreign securities certifying the rights relating to the Shares in accordance with foreign laws.

No placement of the Shares to other subscribers (other than under exercising the pre-emptive right to acquire the Shares being placed) is to be done outside the Russian Federation in accordance with foreign laws of appropriate foreign securities, certifying the rights relating to the shares.

Securities placement shall be conducted with granting the pre-emptive right to acquire securities.

No securities shall be placed through subscription by tender.

The shares are placed by the Issuer with involvement of professional participants of the securities market rendering services to the Issuer related to security placement.

Full corporate name: Open Joint-Stock Company INVESTMENT COMPANY EUROFINANSY

Abbreviated name: JSC IC EUROFINANSY

Location: 119049, Moscow, Shabolovka Str., 10, bld. 2

Broker’s license information:

License number: 077-06234-100000

License issue date: 09.09.2003

License validity: unlimited

The issuing authority: FSFM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Full corporate name: Open Joint Stock Company Sberbank of Russia

Abbreviated name: JSC Sberbank of Russia

Location: 117997, Russia, Moscow, Vavilova Str., 19

Broker’s license information:

License number: 077-02894-100000

License issue date: 27.11.2000

License validity: unlimited

The issuing authority: FSFM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Full corporate name: Open Joint-Stock Company Financial Corporation OTKRYTIE

Abbreviated name: JSC Financial Corporation OTKRYTIE

Location: 105064 Moscow, 12, Yakovoapostolsky per., bld. 1.

Broker’s license information:

License number: 177-06097-100000

License issue date: 28.06.2002

License validity: unlimited

The issuing authority: FSFM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Main functions of this entity: No later than the beginning of the period during which the offers for Share acquisition may be made, the Issuer shall disclose the information on the Broker who will be involved in services rendering associated with Shares placement in the Interfax news line and on the websites www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The main functions of the Broker as part of services rendering to the Issuer related to Shares placement include receiving and registration of the Offers and sending the notices on the Offers acceptance on behalf of the Issuer to the persons and entities, selected by the Issuer at its sole discretion out of all the persons and entities that have submitted the Offers.

Obligation of such a person to acquire securities which have not been placed in time, and if this obligation is in place – the number (a procedure to determine the number) of the securities that have not been placed in time and which shall be acquired by the said person or entity, and the period (procedure for period determination) within which the said person shall purchase such quantity of securities: The Broker shall not have an obligation to purchase the Shares that have not been placed within a certain period.

obligations of such a person to maintain the prices for securities being placed at a certain level during a certain period after completion of their placement (stabilization), including the obligations associated with providing market making services and if such an obligation is exercised – also the period (a procedure for determining such a period) during which the said person shall stabilize or provide market making services: The Broker shall bear no responsibility relating to maintaining the prices for the Shares being placed at a certain level during a certain period after completing the share placement (stabilization), including the responsibilities associated with market making services provision.

the right of such a person to acquire an additional quantity of the Issuer’s securities out of the Issuer’s placed (outstanding) securities of the same type and category as the securities being placed, which may be exercised or not exercised depending on the results of securities placement, and if such a right is exercised – an additional quantity (a procedure for determining the quantity) of the securities which may be purchased by such a person and a period (procedure for determining the period) during which this person can exercise the right to acquire an additional quantity of securities: The Broker shall not have the right to purchase an additional number of securities of the Issuer out of the placed (outstanding) securities of the Issuer of the same class and type as the securities being placed, which may be exercised or not exercised depending on the of Shares placement result.

The amount of a fee payable to a person or an entity rendering services associated with placement and / or arrangement of security placement, and if such a fee (part of the fee) is paid to the said person or entity for services rendering related to maintaining the prices of securities being placed at a certain level within a certain period after completion of their placement (stabilization), including market making services – as well as the amount of such a fee: A contract with the Broker shall be concluded after the state registration of the Shares issue, but not later than commencement of the period for submitting the Offers to purchase the Shares. The amount of the Broker’s fee shall be specified in its agreement and may depend on the results of Shares placement, provided that the amount of such a fee shall not exceed 1,000,000 (one million) roubles.

Previously placed (outstanding) shares of the Issuer of the same class and type as the securities placed are not intended to be placed for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of the respective foreign securities placement.

In accordance with the Federal Law “On Procedure for Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security” the Issuer is not a business entity of strategic importance for the state defense and security.

Concluding agreements on alienation of the Issuer’s securities to the initial holders during their placement does not require any prior approval of such agreements in accordance with the Federal Law “On Procedure for Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security”.

8.4. Price (prices) or procedure for determination of price for securities placement:

The price at which the shares are placed (including the persons specified in the list of persons having the pre-emptive right to acquire the Shares being placed) shall be determined by the Company’s Board of Directors in accordance with Articles 36, 77 of the Federal Law “On Joint-Stock Companies” before the Placement Opening Date.

The notice of the Shares placement price (procedure for price determination) shall be published by the Issuer in the Interfax news line and on the websites within the following timeline prior to the Shares Placement Opening Date:

— in the Interfax news line – within 1 day from the moment of adopting a resolution on determining the Shares Placement price, but not later than the Shares Placement Opening Date;

— on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 within 2 days from the moment of adopting a resolution on determination of the Shares placement price, but not later than the Shares Placement Opening Date.

8.5. Procedure for exercising the pre-emptive right for acquisition of the placed securities:

The list of holders of the pre-emptive rights to acquire securities being placed is prepared as of: 11.10.2012

Notice on exercisability of the pre-emptive right for securities acquisition being placed shall be given as follows:

Notice on exercisability of the pre-emptive right to purchase the placed Shares (hereinafter referred to as the Notice of the pre-emptive right) shall be given upon the state registration of this additional issue of Shares, but not later than 235 days from the Shares Placement Opening Date in the manner specified in the Articles of Association of the Issuer for giving notices on the General Meeting of the Issuer’s Shareholders.

Pursuant to clause 10.11 Article 10 of the Articles of Association of the Issuer, the notice on the General Meeting of Shareholders shall be published by the Issuer in the Rossiyskaya Gazeta newspaper and posted on the website of the Company.

Therefore, upon state registration of the additional issue of Shares, and not later than the Shares Placement Opening Date, the Issuer shall publish the Notice on the pre-emptive right in the Rossiyskaya Gazeta newspaper and shall post the Notice of the pre-emptive right on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The notice of the pre-emptive right shall be additionally published in the Interfax news line within 5 days after complete execution of the duties related to the Notice of the pre-emptive right by the Issuer, i.e. after execution of the last of the following actions by the Issuer: publishing the Notice on the pre-emptive right in the Rossiyskaya Gazeta newspaper as well as posting the Notice on the pre-emptive right on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

Notice of the pre-emptive right shall specify the number of the additional Shares being placed, placement price, procedure for determining the number of securities that each person which is entitled to exercise the pre-emptive right for acquisition may purchase, procedure for submission of applications by such persons to the company and the term for transfer of such applications to the Issuer (hereinafter referred to as the Term of the pre-emptive right).

Procedure for exercising the pre-emptive right for acquisition of the placed securities: Pursuant to Articles 40, 41 of the Federal Law on Joint-Stock Companies the shareholders of the Issuer, the holders of the ordinary Shares entitled to attend the extraordinary General shareholders’ meeting of the Company held on November 16, 2012 that passed the Resolution on Increasing the authorized capital of the Company, have the pre-emptive right to purchase the additional Shares of the Issuer pro rata the amount of ordinary shares of the Issuer held by them.

Placement of a certain number of Shares while exercising the pre-emptive right to acquire the Shares being placed (i.e. when they are acquired by persons being entitled to exercise the pre-emptive right to acquire these Shares) is intended to be performed, in particular, outside the Russian Federation by means of placement of the appropriate foreign securities certifying the rights related to the Shares in accordance with foreign laws.

In exercising the pre-emptive right to purchase the Shares being placed by persons having such a pre-emptive right for the Shares acquisition, the Shares Subscription Agreements shall be made, including the agreements aimed to purchase securities of a foreign issuer, placed under the foreign laws and certifying the rights in relation of the Issuer’s Shares (hereinafter referred to as the Depository Receipts) as specified below.

Provided that the issue of Depository Receipts is not subject to state registration in the Russian Federation, Depository Receipts shall solely be placed outside the Russian Federation and shall not placed by the Issuer or publicly traded on the territory of the Russian Federation. Shares placement by means of issuance of Depository Receipts shall be conducted under a contract made by and between the Issuer and The Bank of New York Mellon (hereinafter referred to as the Depository Bank), for the purpose of Depository Receipts issue by the Depository Bank.

Shares placement by means of issuance of Depository Receipts shall only be possible in case the Issuer has a permission for issue and trade in securities outside the Russian Federation duly issued by the Financial Markets Federal Agency as required by the legislation of the Russian Federation for issue and subsequent trade in Shares of this additional issue outside the Russian Federation.

Placement of the Issuer’s shares by means of foreign securities placement shall be deemed crediting of the Issuer’s shares to the personal account (depository account, another account stipulated by the Russian Federal Law on Securities Market) of the Depository Bank which is the issuer of respective Depository Receipts under the relevant foreign laws.

Shares placement to persons entitled to exercise the pre-emptive right for acquisition of the Shares being placed shall be carried out on the grounds of the written applications for Shares acquisition being placed (hereinafter referred to as the Applications or Application in singular) submitted by such persons (hereinafter referred to as Applicants or Applicant in singular).

The persons that are entitled to exercise their pre-emptive right for acquisition of the Shares being placed have the right to exercise their pre-emptive right in full or in part in a number proportional to the number of the ordinary registered Issuer’s Shares owned by them.

An Applicant may exercise its pre-emptive right in full or in part by means of submitting an Application to the Issuer.

The Application shall include the following data:

— title “Application for purchase of JSC RusHydro Shares in the exercise of the pre-emptive right”;

— last name, name, patronymic (full corporate name) of the person entitled to exercise the pre-emptive right for acquisition of the Shares being placed;

— place of residence (location) of the person entitled to exercise the pre-emptive right for acquisition of the Shares being placed;

— for individual persons – passport particulars (date and place of birth, series, passport number and issue date, name of the issuing authority);

— for legal entities – data of the state registration of a legal entity (for Russian legal entities – information on the state registration of a legal entity / registration in the Unified State Register of Legal Entities (date, registration authority, appropriate certificate number);

— number of the acquired Shares being placed;

— reference to the document attached to the Application, confirming the Applicant’s payment for the Shares being placed.

It is recommended to include the following data in the Application:

— taxpayer identification number of the person entitled to exercise the pre-emptive right for acquisition of securities being placed (if any);

— method of payment for the Shares being placed (monetary assets, non-monetary assets or monetary assets and non-monetary assets simultaneously), in case the Shares are paid for in a non-monetary way, the following information shall be provided:

a) type, category (kind), form, nominal value, number, state registration number of securities issue to be transferred to pay for the Shares, name of such securities issuer, estimated cost of such securities in the Applicant’s opinion;

b) for each object of non-monetary assets – indication of the estimated monetary value in the Subscriber’s opinion at which the Applicant undertakes to make payment for the Shares being placed, provided that the estimated monetary value of the said non-monetary assets determined by the Issuer’s Board of Directors corresponds to the estimated monetary value of such assets, specified by the Applicant in its Application. The Applicant shall specify monetary value in RUB;

c) personal account details in the register of the joint-stock company securities holders, specified in clause 8.6 of the Resolution on Additional Issue of Shares, whose securities are transferred to pay for the Shares (depositary account details of the Applicant’s ultimate nominee holder with indication of all required account details for transfer of such securities) in case the difference between the value of non-monetary assets deposited to pay for the Shares and the value of Shares paid for by the Applicant is returned in accordance with the procedure specified in clause 8.6 of the Resolution on Additional Issue of Shares.

— the number of the Applicant’s personal account in the register of personal securities holders of the Issuer for transfer of the Shares being acquired to this account. If the shares shall be credited to a nominee’s account in the Register of Registered Securities Holders of the Issuer – a full corporate name of the depository (hereinafter also referred to as the First Level Depository), information on the state registration of this depositary (OGRN (Primary State Registration Number), name of the registration authority, date of the state registration and the depository enlisting in the EGRUL (Unified State Register of Legal Entities), Applicant’s depositary account number, number and date of the depositary agreement executed between this depository and the Applicant. In case the Applicant’s depository account is maintained by a nominee holder who in turn is a bailor of the First Level Depository, the Application shall include the full corporate name of the mentioned nominee holder, information on state registration of the indicated nominee holder (hereinafter also referred to as the Second Level Depository) (OGRN, name of the registration authority, date of the state registration and date of depository entering in the EGRUL), the Applicant’s depositary account number, number and date of the depository agreement entered into by the depository and the Applicant, the full legal name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with whom the Applicant has the depository account);

— the Applicant’s bank details to be used in case of monetary assets return;

— contact information of the Applicant (postal address, phone and fax with the area code, e-mail) to notify the Applicant of a resolution on its Application.

The Application shall be accompanied with a document confirming payment for the Shares with monetary assets, and (or) documents, confirming transfer of securities used as payment for the Shares being placed to the depositary account of the Issuer (notice on transaction in the personal account and (or) depositary account), indicated in clause 8.6 of the Resolution on Additional Issue of Shares.

The Issuer may determine a recommended form of the Application. In this case the Application form shall be posted on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 before the commencement date of the pre-emptive right exercising Term.

The Applicant shall pay for the Shares being acquired in accordance with procedure specified in clause 8.6 of the Resolution on Additional Issue of Shares.

In case the Applicant has an intention to pay for Shares with non-monetary assets, within the Term of the pre-emptive right validity and not later than 20 (twenty) days before the pre-emptive right termination date, in accordance with Article 77 of the Federal Law “On Joint Stock Companies” the Board of Directors of the Issuer determines market value of the property in return for Shares pursuant to the procedure of exercising the pre-emptive right for the placed Shares acquisition.

No later than 5 (five) days from the date of resolution of the Board of Directors on determination of the market value of property in return for Shares, the Issuer shall disclose the information on such a resolution in the Interfax news line and on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

Provided that in case of payment for Shares with non-monetary assets until the Board of directors have determined the marker value of property in return for Shares, it is deemed that the Applicant confirmed its agreement with monetary evaluation of the non-monetary assets in return for Shares, which shall be subsequently defined by the Board of Directors of the Issuer in accordance with Articles 34 and 77 of the Federal Law “On Joint Stock Companies”.

The application shall be signed by the person having the pre-emptive right for acquisition of the Shares being placed (or by its authorized representative subject to attachment of the original or certified copy of a duly executed Power of Attorney or any other document, confirming the authority of the representative) and bear the seal impress for legal persons (if any).

In case the Application is drawn up in a foreign language, this Application shall mandatorily be accompanied with translation of the text contained in it to the Russian language with the translator’s signature certified by a notary in the order, provided for by legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the Application made in a foreign language shall not be applicable in cases when this Application is made in two or more languages, one of which is the Russian language, and when the Russian language used to draw up this Application prevails over other languages used to draw up the Application with a clear indication to this fact in the Application.

In case the Application is signed by the Applicant’s authorized representative, this Application shall be accompanied with the original or a notarized copy of the Power of Attorney, executed in accordance with Article 185 of the Civil Code of the Russian Federation, in case this Power of Attorney is drawn up in a foreign language, it is required to attach translation of the text contained in the Power of Attorney to the Russian language with the translator’s signature certified by a notary according to the procedure, provided for by the legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the Power of Attorney made in a foreign language shall not be applicable in cases when this Power of Attorney is made in two or more languages, one of which is the Russian language, and when the Russian language used to draw up this Power of Attorney prevails over other languages used to draw up the Power of Attorney with a clear specification of this fact in the power of attorney.

In case according to the requirements of the Applicant’s legislation the Applicant acquires the Shares in the quantity stipulated in the Application with the prior approval of a competent executive body of the Applicant (Board of Directors / Supervisory Board, General shareholders’ meeting / General participants’ meeting or another management body as per the Applicant’s incorporation documents), the person who submitted the Application shall attach a copy of the appropriate resolution, drawn up in the Russian language on approval of the Shares acquisition transaction. If the abovementioned resolution is drawn up in a foreign language, this resolution shall mandatorily be accompanied with a translation of the text contained in this resolution to the Russian language, a translator’s signature shall be certified by a notary in the order provided for by legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the resolution on approval of a transaction to acquire the Shares drawn up in a foreign language shall not be applicable in those cases, when this Offer is made in two or more languages, one of which is the Russian language and when the Russian language used to draw up this resolution prevails over other languages, used to draw up the resolution with a clear specification of this Fact in the resolution.

The Applicant shall be liable for the authenticity of the information contained in the Application and its conformance to the information entered in the Issuer’s Register of Shareholders.

The applications shall be accepted every day, except for Saturday, Sunday and official holidays, from 10 a.m. till 5 p.m. (Moscow time), at the following address: 107014, Moscow, Stromynka Str., 4, bld. 1 Limited Liability Company Depository and Corporate Technologies. Postal address for Applications submission: 107014, Moscow, Stromynka Str., 4, bld. 1 Limited Liability Company Depositary and Corporate Technologies. Contact phone number: (495) 641-30-31, 641-30-32, 641-30-33.

The applications shall be registered in the Applications register with indication of the date of each Application receipt.

The Issuer is entitled to deny the possibility to exercise the pre-emptive right to a person submitted the application in the following cases:

— the Application does not comply with the requirements stipulated in clause 8.5 of the Resolution on Additional Issue of Shares;

— the Application does not provide a possibility to identify the person on whose behalf the Application has been submitted, as a person entitled to exercise the pre-emptive right to purchase the Shares being placed;

— the Application is received by the Issuer after the end of the pre-emptive right Term;

— the abovementioned documents confirming payment for the Shares are not attached to the Application.

In the event that the Issuer refuses to accept the Application, the monetary and(or) non-monetary assets received by the Issuer as payment for the Shares shall be refunded to the Applicant in non-cash form as per the bank details specified in the Application (in case of monetary payment), and (or) in accordance with the procedure specified in clause 8.6 of the Resolution on the Additional Issue of Shares (in case of non-monetary payment) not later than 60 (sixty) days after the expiration date of the pre-emptive right Term.

In the event that the number of Shares specified in the Application is less than the number of Shares paid for as provided in the documents confirming payment for Shares being placed, the Issuer will allot the Applicant the counting number of shares specified in the Application. In case of monetary payment for the shares, not later than 60 (sixty) days after the expiration date of pre-emptive right Term the Issuer shall return to the Applicant the amount of monetary assets in excess of the value of the Shares being placed, number of which is specified in the Application received by the Issuer as payment for the shares, using the bank details provided in the Application and in case no bank details were provided in the Application, to the bank accounts specified in the Applicant’s statement on monetary assets return. In case of non-monetary payment for the shares, not later than 60 (sixty) days after the expiration date of pre-emptive right Term the Issuer shall return the Applicant the difference between the value of property in return for the Shares and the value of the Shares specified by the Applicant for acquisition (the overpayment balance) according to the procedure specified in clause 8.6 of the Resolution on Additional Issue of Shares.

In the event that the number of Shares specified in the Application exceeds the number of Shares paid for as provided in the instrument confirming payment of the Shares placed, the Applicant shall be deemed to have exercised its pre-emptive right to purchase Shares for the counting number of Shares paid.

In the event that the number of Shares specified in the Application exceeds the number of Shares which the Applicant is entitled to purchase, subject to compliance with all other requirements, the Application shall be satisfied in the maximum possible counting number of Shares for such a person under the settlement procedure specified below. In case of monetary payment for the shares, not later than 60 (sixty) days after the expiration date of the pre-emptive right Term the Issuer shall return the Applicant the amount of monetary assets in excess of the value of the maximum number of Shares that may be acquired by the said Applicant, received by the Issuer as payment for the Shares using the bank details provided in the Application. In case of non-monetary payment for the shares, not later than 60 (sixty) days after the expiration date of the pre-emptive right Term the Issuer shall return the Applicant the difference between the value of property in return for the Shares and the value of the maximum number of Shares that may be acquired by the said Applicant (the overpayment balance) according to the procedure specified in clause 8.6 of the Resolution on Additional Issue of Securities.

The maximum number of the additional Shares that a person is entitled to purchase under the pre-emptive right to purchase the Shares of the Issuer pro rata to the number of the ordinary registered Shares of the Issuer held by such a person as of October 11, 2012, and shall be calculated as follows:

X = Y * (110,000,000,000 / 317,637,520,094), where

X is the maximum number of Shares that may be acquired by a person entitled to exercise the pre-emptive right for acquisition of the Shares being placed;

Y is the number of the ordinary registered Shares of the Issuer held by a person entitled to exercise the pre-emptive right to purchase securities placed as of October 11, 2010 (date when a list of persons entitled to attend the extraordinary General Meeting of Shareholders of the Issuer that passed the Resolution on Increasing the Registered Capital of the Company was prepared);

110,000,000,000 (one hundred and ten billion) is the number of the Shares being placed by the Issuer pursuant to the Resolution on the Additional Issue of Shares;

317,637,520,094 (three hundred and seventeen billion six hundred and thirty seven million five hundred and twenty thousand ninety four) is the number of the ordinary registered shares of the Issuer being placed as of October 11, 2010 (date when a list of persons entitled to attend the extraordinary General Meeting of Shareholders of the Issuer that passed the Resolution on Increasing the Registered Capital of the Company, was prepared);

In case the result of determining the number of shares being placed that a person entitled to exercise the pre-emptive right to purchase the Shares may acquire is a fractional value, such person shall be entitled to purchase a fraction of the placed Share (fractional share) that corresponds to the fraction of the calculated value.

A fractional share shall have the same rights attached to it as a share of the same category pro rata a fraction of a whole share, which such fractional share is a part of.

Fractional shares are circulated on an equal basis with full shares.

Rights to fractional shares shall be registered in the personal accounts of the registered persons in the register keeping system without rounding-off.

Where fractional shares arise as a result of exercising pre-emptive rights by the shareholders, the remaining part of such additional shares shall not be paced thereafter. After the Placement Closing Date in respect of the additional shares and upon the state registration of the additional securities issue summary report, all fractions of the Shares that have remained unplaced shall be cancelled.

A Shares Subscription Agreement with a person entitled to exercise the pre-emptive right for Shares acquisition shall be deemed concluded upon receipt by the Issuer of the Application supplemented with a document confirming payment for the Shares with monetary assets and (or) documents, confirming transfer of securities (non-monetary assets) used as payment for the Shares from the Applicant’s personal account (depositary account) to the depositary account of the Issuer (notices on transaction in the personal account and (or) depositary account).

Provided that, in the event that the Application supplemented with the documents confirming payment is submitted to the Issuer before the Placement Opening Date in respect of the Shares, the Shares Subscription Agreement shall be deemed concluded on the Placement Opening Date.

Upon entering into the Shares Subscription Agreement with a person exercising the pre-emptive right for acquisition of the securities being placed, as may be mutually agreed by the Applicant and the Issuer in accordance with Article 434 of the Civil Code of the Russian Federation, the Agreement may be executed in a single document signed by the parties in the number of copies as agreed on by the parties.

The Applicant may sign the Subscription Agreement within the Term of the pre-emptive right any day from 10 a.m. till 5 p.m., Moscow time, excluding Saturday, Sunday and official holidays, at the following address: Russian Federation, Moscow, Malaya Dmitrovka 7, JSC RusHydro. The Agreement shall be executed not later than 20 (twenty) days from the date of the Applicant’s request. At the same time, in case of non-monetary payment for the Shares being placed, it is recommended to apply for the said Agreement signing at least 20 (twenty) days before the expiration date of the pre-emptive right Term.

Crediting Shares being acquired as a result of exercise of the pre-emptive right for Shares acquisition shall be effected only after their full payment.

Not later than 2 (two) days after the expiry of the pre-emptive right Term the Issuer shall deliver the instrument of transfer authorizing to make a credit entry in the personal account of the Applicant or nominee holder, specified by the Applicant in the Application to the Issuer’s registrar (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, License of the Federal Commission for the Securities Market for keeping register No. 10-000-1-00264 dated 03.12.2002).

Not later than Within 3 (three) days from receipt of the instrument of transfer, the registrar shall debit from the Issuer’s account such number of Shares of this additional issue as specified in the instrument of transfer, and credit them to the personal account of the Applicant or nominee holder, designated by the Applicant in the Application.

The Shares shall be deemed placed from the date of registration in the register of shareholders – securities holders of the Issuer on crediting the Shares to the personal account of the person exercising the pre-emptive right, or nominee holder designated by such person in the Application.

The Term of the indicated pre-emptive right: The Term of the indicated pre-emptive right: The Term of the pre-emptive right is 70 (seventy) days. The Term of the pre-emptive right shall commence upon complete execution of the Issuer’s duties related to the Notice of the pre-emptive right, i.e. of the later of the following actions performed by the Issuer: publication of the Notice on the pre-emptive right in the Rossiyskaya Gazeta newspaper and Notice posting on the pre-emptive right on the Issuer’s Internet websites: www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

Before expiration of the pre-emptive right Term for acquisition of the Shares being placed, no placement of Shares other than by exercising the specified pre-emptive right shall be permitted.

The results of the pre-emptive right exercising to purchase securities being placed shall be assessed as follows: The results of the pre-emptive rights exercising to purchase Shares shall be assessed by the Issuer’s Chairman of the management Board within 5 (five) days from the Term of the pre-emptive right expiry.

The results of the pre-emptive right exercising to purchase securities being placed shall be disclosed as follows: The Issuer shall disclose the results of the pre-emptive right exercising in the form of an announcement published within the following timeline from the date when the results of the pre-emptive right exercising become known to the Issuer:

— in the Interfax news line – within 4 (four) days;

— on the websites: – http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – within 5 (five) days.

8.6. Procedure and Conditions of securities payment:

Payment shall be executed in monetary form.

Procedure and Conditions of securities payment:

Payment for the Shares being placed may be executed both in one or several forms specified in the Resolution on the Additional Issue of Securities, subject to the procedure for payment specified for the property, accepted as payment for the Issuer’s Shares.

Subscribers / Applicants shall pay for the Shares in full by the dates specified in the Resolution on the Additional Issue of Shares, Subscription Agreements and prior to making credit entries in personal accounts of the Subscribers (Applicants) (First Level Depositaries designated by the Subscribers / Applicants in the register keeping system).

The obligation to pay for the Shares shall be deemed executed upon crediting monetary assets to the settlement account of the Issuer and (or) transfer of non-monetary assets to the Issuer’s ownership in the procedure specified below.

Registration of the Shares to the Subscribers’ (Applicants’) personal accounts in the register of the Issuer’s personal securities holders (depository accounts of nominee holders designated by the Subscribers / Applicants) shall be performed after full payment for the Shares.

Term of payment: The Applicant shall pay for the Shares in full within the Term of the pre-emptive right. The Subscriber that receives the Issuer’s reply on the Offer acceptance shall pay for the purchased Shares in full not later than 10 (ten) days of the date of the Acceptance Circulation Period expiry.

Cash payment shall not be accepted.

Cashless payment shall be accepted.

Form of cashless settlement: settlement by payment orders

Information on credit organization

Full corporate name: Open Joint-Stock Company Sberbank of Russia

Abbreviated corporate name: JSC Sberbank of Russia

Location: Russia, 117997, Moscow, Vavilova Str., 19

Bank details of the accounts to which the monetary assets paid for the securities shall be transferred: Settlement account No. 40702810400020107810

Correspondent account No. 30101810400000000225

BIC 044525225,

Bank INN 7707083893

Non-monetary payment shall be accepted.

List of property:

Ordinary Shares of the following joint-stock companies:

JSC Ust-Srednekanskaya HPP (OGRN 1074910002310);

JSC RAO East Energy Systems (OGRN 1087760000052);

JSC SEK (OGRN 1096501006030);

JSC Irkutsk electricity company (OGRN 1093850013762);

JSC Irkutskenergo (OGRN 1023801003313).

Payment conditions and documents which shall be executed at such payment:

Registration of the securities to the Subscribers’ / Applicants’ personal accounts in the register of the Issuer’s personal securities holders (personal accounts of the First level Depositaries designated by the Subscribers / Applicants) shall be executed after full payment for the Shares and not later than the Placement Closing Date (within the period specified in the Resolution on the Additional Issue of Shares).

The overpayment balance shall be refunded by the Issuer to the Applicant / Subscriber by means of refund of non-monetary assets received from such an Applicant / Subscriber as follows:

a) In case the Applicant / Subscriber paid for Shares being acquired only with non-monetary assets, the Issuer refunds to the Applicant / Subscriber only the overpayment balance as follows:

— refund of non-monetary assets (securities deposited to pay for the Shares) in the amount which price does not exceed the overpayment balance;

and

— payment of monetary assets in the amount specified as the difference between the overpayment amount and property price, subject to return according to this subclause “a” by means of crediting to the bank account, which details are specified in the Application / Offer, and if no such details are specified in the Offer, the details specified in Subscriber’s / Applicant’s request to return monetary assets shall be used.

b) In case the Applicant / Subscriber paid for Shares being acquired only with monetary assets and non-monetary assets, the Issuer refunds to the Applicant / Subscriber the overpayment balance as follows:

— refund of non-monetary assets (securities deposited to pay for the Shares) in the amount which price does not exceed the overpayment balance;

and

— refund of monetary assets in the amount specified as the difference between the overpayment amount and property price, subject to return according to this subclause “b” by means of crediting to the bank account, which details are specified in the Application / Offer, and if no such details are specified in the Offer, the details specified in Subscriber’s / Applicant’s request to return monetary assets shall be used.

Payment of monetary assets as the overpayment balance refund provided by these subclauses “a” and “b” shall be performed in case the full overpayment amount may not be refunded in counting number of on-monetary assets (securities deposited to pay for the shares).

In case the Applicant / Subscriber overpaid for the Shares with securities of two or more Issuers, the Company in its sole discretion determines the Issuer whose securities shall be returned to the Applicant / Subscriber.

The Issuer refunds the overpayment amount to the Applicant / Subscriber not later than 60 (Sixty) days from the Share Placement Closing Date specified in clause 8.2 of the Resolution on additional issue of securities.

In case of the overpayment refund the amount is rounded up to 1 (one) kopeck. Rounding up is performed to the Issuer’s favor – in case according to the rules specified in the Resolution on Additional Issue of Shares a fractional part of a kopeck is subject to refund, such a fractional part shall not be refunded.

Upon non-monetary payment for the Shares in case the value of the property being deposited by the Subscriber / Applicant as payment for the additional Shares is less than the value of the Shares specified in the Offer / Application, the Subscriber / Applicant shall make the additional payment in the amount of difference between the value of the Shares specified in the Offer / Application and the value of the property being deposited as payment for the Shares in RUB within the terms, specified in the Resolution on the Additional Issue of Shares. Should the Subscriber / Applicant fail to make additional payment of the said difference within the period specified for the Shares payment, the Issuer shall refuse to execute counter-obligation in respect of transfer of Shares not paid for by the Subscriber / Applicant and corresponding Subscription Agreement in relation of the Shares not paid for by the person purchasing them. Such an Agreement shall be deemed amended upon making a record in the personal account of the Subscriber / Applicant (personal account of the nominee holder specified by the Subscriber / Applicant in the Offer / Application, on crediting paid number of Shares.

Payment for the Shares being placed with non-monetary assets shall be performed by transfer of the joint-stock companies’ securities to the Issuer, specified herein in the order provided by the legislation of the Russian Federation. In this case the date of payment for the Shares shall be the date of transaction on crediting to the depository account of the Issuer with nominee holder specified in this clause or to the account which will be disclosed in the order stipulated by this clause.

Securities of the joint-stock companies being transferred as payment for the Shares specified in this clause shall be free of any third parties’ rights and shall neither be encumbered with any obligations nor be subject of any dispute or arrest.

Upon payment for the Shares being placed with the monetary assets, the Applicant / Subscriber is recommended to send not later than 5 days before the Application / Offer submission to the following e-mail addresses simultaneously: ZavalkoMV@gidroogk.ru, SorokinRYU@gidroogk.ru and NovgorodtsevAYu@gidroogk.ru a note to the Issuer on the intension to pay for the Shares with non-monetary assets, to give the order by the Issuer to the Issuer’s depository for crediting securities of the other issuers (non-monetary assets) to his depository account. Such a notice shall include:

— last name, name, patronymic (full corporate name) of person of the Applicant / Subscriber;

— for individual persons – passport particulars (date and place of birth, series, passport number and issue date, name of the issuing authority);

— for legal entities – data of the state registration of a legal entity (including (for Russian legal entities) information on state registration of a legal entity / registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number));

— number of acquired Shares:

— name of the joint-stock company / joint-stock companies from the companies specified in this clause, whose shares are to be transferred to the Issuer as payment for the Shares;

— number of shares of the joint-stock company / joint-stock companies from the companies specified in this clause, whose shares are to be transferred to the Issuer as payment for the Shares, state registration number of issue (additional issue) and date of its assignment;

— full corporate name of the depository (hereinafter referred to as the first level Depository), data on state registration of such a depository (OGRN, name of the state registration authority, date of state registration and depository entering in the EGRUL), number of the Applicant’s depository account, number and date of depository agreement concluded between the depository and the Applicant / Subscriber. In case the Applicant’s / Subscriber’s depository account is maintained by a nominee holder who in turn is a bailor of the First Level Depository, the notification shall include the full corporate name of the mentioned nominee holder, information on state registration of the indicated nominee holder (hereinafter also referred to as the Second

Level Depository) (OGRN, name of the registration authority, date of the state registration and date of depository entering in the EGRUL), the Applicant’s / Subscriber’s depositary account number, number and date of the depository agreement entered into by the depository and the Applicant, full legal name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with whom the Applicant /  Subscriber has the depository account);

— contact information of the Applicant / Subscriber (phone number with indication of area code, e-mail).

The shares of the joint-stock companies specified in this clause shall be subject to crediting to the depository account of the Issuer by the following details:

Full corporate name of depository: Limited Liability Company Depositary and Corporate Technologies

Location: 107014, Moscow, Stromynka Str., 4, bld. 1

State registration data: OGRN 1057746181272 dated 08.02.2005, issued by the Interdistrict Inspectorate of

Federal Tax Service No. 46 of Moscow

Postal address: 107014, Moscow, Stromynka Str., 4, bld. 1

Contact phone number: (495) 641-30-31, 641-30-32, 641-30-33

Number of license of securities market professional participant to perform depositary activities: 117-11151-000100

License issue date: 03.04.2008

License validity: unlimited

The issuing authority: FSFM (Federal Service for Financial Markets) of Russia

Depository Agreement: No. dated 08.08.2006

Number of depository account: B00000010

or by other details, information on which will be disclosed by the Issuer within the following period upon passing the resolution by the Issuer’s authorized body on shares crediting of joint-stock companies by such details:

— in the Interfax news line – not later than 1 (one) day;

— on the website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

With non-monetary payment for the shares being placed – with the shares of the joint-stock companies specified in this clause, all expenses related to transfer of securities as payment for the Shares being placed to the depository account of the Issuer shall be borne by the Applicant / Subscriber.

Data on appraiser (appraisers) being involved (involved) to determine the market value of property transferred as payment for the securities offered:

Full and abbreviated corporate names, OGRN, location of the legal entity having labour agreement with the appraiser	Appraiser’s surname, first name, patronymic	Information on membership in self-regulating association of appraisers
		Full name	Address	Registration number and date of appraiser’s registration in the register of self- regulating association of appraisers
Limited Liability Company Nexia Pacioli Consulting (LLC Nexia Pacioli Consulting), 1047796989679, 119180, Moscow, M. Polyanka Str., 2	Nina Aleksandrovna Novochenko	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2651 12.09.2008
	Svetlana Vyacheslavovna Kukina	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2652 12.09.2008

Limited Liability Company RASTAM-Otsenka (LLC RASTAM-Otsenka), 1057200929499, 625000, the Tyumen Region, Tyumen, Shillera Str., 34	Natalya Viktorovna Afanasyeva	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 984 13.11.2007
	Minnur Gaffarovna Kosareva	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 983 13.11.2007
	Svetlana Vladimirovna Vedernikova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 000413 26.07.2010
	Marina Viktorovna Popova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 001118 04.10.2010

Closed Joint-Stock Company BDO (CJSC BDO), 1037739271701, 117587, Moscow, Varshavskoe road, 125, bld. 1, SECTION 11	Yury Leonidovich Koval	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3133 28.05.2010
	Darya Aleksandrovna Okuneva	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3006 17.11.2009
	Yuliya Viktorovna Andrianova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3148 23.06.2010
	Pavel Mikhailovich Abramov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3201 24.09.2010
	Marina Yuryevna Aleksandrova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3132 28.05.2010
	Aleksandr Filippovich Vurzel	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3127 20.05.2010
	Natalya Anatolyevna Galiullina	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3147 23.06.2010

	Lidiya Aleksandrovna Ganicheva	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3129 24.05.2010
	Andrey Nikolaevich Zavyalets	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3121 20.05.2010
	Yuliya Viktorovna Kalacheva	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3126 20.05.2010
	Vladimir Vladimirovich Kolomiets	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3146 23.06.2010
	Elena Yuryevna Mishanskaya	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2381 23.05.2008
	Valentina Ivanovna Molchanova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2377 23.05.2008
	Fedor Ivanovich Petryakov	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 737 05.09.2007
	Kristina Nikolaevna Pokhodenko	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	115280, Moscow, Leninskaya Sloboda str., 19	No. 1661 18.09.2009
	Tatyana Aleksandrovna Putrenko	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3288 23.03.2011
	Oksana Pavlovna Reshenkova	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	115280, Moscow, Leninskaya Sloboda Str., 19	No. 1445 05.09.2008
	Evgeny Stanislavovich Khramtsov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3134 28.05.2010
	Tatyana Viktorovna Tsyplakova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3123 20.05.2010
	Alena Mikhailovna Shishlova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 318 04.05.2007

Closed Joint-Stock Company ENPI Consult (CJSC ENPI Consult),	Oleg Aleksandrovich Kushlyansky	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0001894 13.12.2007
1027700283566, 115191, Moscow,	Andrey Mikhailovich Beloshnichenko	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0001859 13.12.2007
Dukhovskoy Lane, 14	Veniamin Lvovich Gurevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0001869 13.12.2007
	Galina Anatolyevna Esina	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0003570 11.02.2008

	Vladimir Ivanovich Kubatin	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0005115 28.10.2008
	Dmitry Petrovich Pavlenko	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0003525 06.02.2008
	Galina Ivanovna Suprunenko	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0005116 28.10.2008
	Elena Viktorovna Usacheva	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0005117 28.10.2008
	Aleksey Aleksandrovich Chulin	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0001922 13.12.2007
	Konstantin Alekseevich Abramov	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01529 26.03.2008

Limited Liability Company STREMLENIE (LLC STREMLENIE), 1027739184307, 127055, Moscow, Lesnaya Str., 57, bld. 4	Evgeny Nikolaevich Babanin	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 1762 04.12.2008
	Maya Borisovna Baulina	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01731 20.10.2008
	Elena Konstantinovna Voronina	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01815 04.03.2009
	Svetlana Vladimirovna Drozdova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1039 26.11.2007
	Evgeny Gennadyevich Dyatlov	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01532 26.03.2008
	Darya Andreevna Erkhova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01533 26.03.2008
	Lilia Vladimirovna Zenina	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01534 26.03.2008
	Olga Valeryevna Kurkova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01732 20.10.2008

	Olga Nikolaevna Labutina	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01978 30.04.2010

	Lidiya Sergeevna Nechaj	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01538 26.03.2008

	Irina Vasilyevna Prosvirnina	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01537 26.03.2008

	Natalya Vyacheslavovna Tarakhova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01818 04.03.2009

	Irina Aleksandrovna Tarnovskaya	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01979 30.04.2010

	Elena Vladimirovna Khassan	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01777 14.01.2009

	Igor Aleksandrovich Chervakov	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00015 07.04.2009

	Vladimir Borisovich Shepelev	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00006 24.02.2009

	Natalya Aleksandrovna Yakovleva	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01841 08.04.2009

	Elman Vagifovich Arzumanov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1636 25.01.2008

	Irina Aleksandrovna Bekeshko	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2800 25.12.2008

Limited Liability Company AUDIT AND CONSULTING COMPANY TOP AUDIT (LLC AUDIT AND CONSULTING COMPANY TOP AUDIT), 1027739441553, 123424, Moscow, Volokolamskoe Road, 73	Svetlana Sergeevna Dryndina	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2427 17.06.2008
	Sergey Vladimirovich Kalashnikov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2801 05.12.2008
	Anna Viktorovna Kochergina	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2730 20.10.2008
	Aleksey Sergeevich Malyshev	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2770 14.11.2008

	Ilya Viktorovich Munerman	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1513 14.01.2008

	Sergey Sergeevich Pekur	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2769 14.11.2008

	Olga Vyacheslavovna Smirnova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1124 12.12.2007

	Dmitry Salimgaraevich Rakhimyanov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1117 12.12.2007

	Ivan Aleksandrovich Starodubtsev	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2566 30.07.2008

	Anna Evgenyevna Chernykh	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005378 06.02.2009

	Yury Viktorovich Shevlyakov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2802 05.12.2008

	Dmitry Vladimirovich Pechenkin	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 865 08.10.2007

	Artem Andreevich Golyshev	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 559 02.08.2007

Limited Liability Company Institute of Property and Financial Activity Appraisal (LLC Appraisal Institute), 1027000867750, 634061, the Tomsk Region, Tomsk, Frunze Prospect, 96a	Elena Vladimirovna Polyakova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2353 19.05.2008
	Evgenia Nikolaevna Nikitina	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3220 21.10.2010
	Ruslan Viktorovich Borodin	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 000918 18.09.2007
	Viktor Petrovich Erpulev	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 02820 14.01.2008

Closed Joint-Stock Company Otechestvo (CJSC Otechestvo), 1023402456626, 400009, Volgograd, V.I. Lenina Prospect, 151	Lilia Fedorovna Kurykina	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 001978 18.12.2007
	Aleksey Aleksandrovich Losev	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005325 26.01.2009
	Violetta Valeryevna Lojko	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 004715 16.07.2008
	Aleksandr Leonidovich Martynov	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 004033 18.03.2008
	Varvara Aleksandrovna Petrova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 006959 28.10.2010

	Aleksey Nikolaevich Rokotyansky	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00457 25.12.2007
	Galina Aleksandrovna Meshkova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00447 28.12.2007
	Igor Zagitovich Nagumanov	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00592 28.12.2007
	Aleksey Aleksandrovich Akanov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3108 28.04.2010
	Olga Nikolaevna Baeva	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3236 20.12.2010

Limited Liability Company Baker Tilly Russaudit (LLC Baker Tilly Rusaudit), 1037700117949, 129164, Moscow, Zubarev Lane, 15, 1	Vera Petrovna Volkova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3231 02.12.2010
	Irina Andreevna Golovina	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3233 15.12.2010
	Yury Yuryevich Deryabin	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3289 25.03.2011
	Andrey Zinovyevich Dolgov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3197 15.09.2010
	Pavel Vladimirovich Zhirnov	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 06545 28.04.2010
	Aleksandr Vladimirovich Klimov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3140 04.06.2010
	Elena Sergeevna Kozis	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2163 21.03.2008
	Natalya Vladimirovna Kozyreva	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3109 28.04.2010
	Roman Aleksandrovich Lykov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3169 28.07.2010
	Marina Viktorovna Rupcheva	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3206 07.10.2010
	Evgenia Vladimirovna Seregina	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda Str., 19	No. 1580 06.05.2009
	Pavel Vladimirovich Dronov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1633 25.01.2008

Closed Joint-Stock Company 2K Audit – Business consulting / Morison International (CJSC 2K Audit – Business consulting / Morison International), 1027700031028,

127055, Moscow, Butyrsky Val Str., 68/70, bld. 2

	Sergey Vladimirovich Vasiltsov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 954 02.11.2007
	Galina Leonidovna Popkova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 955 02.11.2007

Closed Joint-Stock Company Agency Russpromotsenka (CJSC Agency Russpromotsenka), 1027700409109, 109147, Moscow, Vorontsovskaya Str., 35A, bld. 1	Tatyana Yuryevna Volkova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2398 30.05.2008
	Anna Nikolaevna Doroshenko	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 956 02.11.2007
	Aleksandr Nikolaevich Dakhnovets	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2623 25.08.2008
	Roman Vladimirovich Melnichuk	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00673 25.12.2007
	Ekaterina Evgenyevna Tischenko	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 003464 04.02.2008
	Andrey Simeonovich Levin	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 006618 26.05.2010
	Andrey Vladimirovich Vasiltsov	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 1111 07.12.2007
	Elena Andreevna Adankina	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 2526 11.07.2008
	Ludmila Nikolaevna Zambrova	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 2663 15.09.2008
	Tatyana Vladimirovna Gornova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 006855 09.09.10
	Tatyana Vasilyevna Kazaryan	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 003507 06.02.2008

	Yuliya Valeryevna Vladimirova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01779 19.01.2009
	Anastasia Viktorovna Grishina	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 02051 18.03.2011
	Svetlana Alekseevna Tabakova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 000001 09.07.2007
	Aleksandr Fedorovich Patskalev	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 000012 09.07.2007

Limited Liability Company CO-INVEST (LLC CO-INVEST), 1027700556047, 117133, Moscow, Akademika Vargi Str., 22, 20	Natalya Ivanovna Blinova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0004156 28.03.2008
	Vladimir Leonidovich Kolevatykh	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 004027 18.03.2008
	Marina Anatolyevna Gordeeva	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 007286 08.04.2011
	Andrey Vladimirovich Biryukov	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005346 27.01.2009
	Alena Vladimirovna Efremova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005371 05.02.2009
	Tatyana Vladimirovna Ushakova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00715 25.03.2008
	Irina Konstantinovna Olshevskaya	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005348 27.01.2009
	Igor Evgenyevich Pozhidaev	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005453 02.03.2009
	Irina Igorevna Doronina	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005347 27.01.2009
	Tatyana Sergeevna Kuznetsova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005345 27.01.2009
	Aleksey Aleksandrovich Berezin	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 05784 01.07.2009
	Aleksandr Sergeevich Marulin	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 007062 13.12.2010
	Natalya Vladimirovna Zueva	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 007367 12.05.2011

	Mikhail Mikhailovich Dolmatov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2022 29.02.2008
	Tatyana Vitalyevna Kolesnikova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2021 29.02.2008

Closed Joint-Stock Company Central Financial Appraisal Company (JSC Central Financial Appraisal Company), 1037739245972, 125009, Moscow, B. Nikitskaya Str., 22/2, office 20	Anzhela Anatolyevna Domke	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1265 24.12.2007
	Elena Leonidovna Mironenko	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 004842 19.08.2008
	Aleksandra Valeryevna Dolmatova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2171 21.03.2008
	Sergey Mikhailovich Shapiguzov	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 308 09.07.2007
	Stanislav Igorevich Novikov	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5484 11.03.2009

Limited Liability Company Accountants and Business Advisers (LLC FBK), OGRN: 1027700058286, 101990, Moscow, Myasnitskaya Str., 44/1, bld. 2 A	Stanislav Ivanovich Anikanov	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 37 09.07.2007
	Aleksandr Stepanovich Matyushin	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 636 07.08.2007
	Olga Yuryevna Orekhova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5524 25.03.2009
	Natalya Sergeevna Yaschinskaya	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 644 07.08.2007
	Tatyana Sergeevna Lunina (Spyshnova)	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 780 28.08.2007
	Ekaterina Khalitovna Bukova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5315 26.01.2009
	Elena Faridovna Birina (Atamuradova)	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5312 26.01.2009
	Olesya Aleksandrovna Kasyanets (Sinitsyna)	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda Str., 19	No. 456 21.08.2007
	Tatyana Konstantinovna Kasyanenko (Onisimova)	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5321 26.01.2009
	Elena Vladimirovna Koltsova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5585 13.04.2009
	Sergey Viktorovich Mamaev	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005885 17.08.2009

	Yuliya Dmitrievna Zhigalo	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5854 04.08.2009
	Olga Aleksandrovna Belikova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01936 11.12.2009
	Evgenia Anatolyevna Golda	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01800 16.02.2009

Limited Liability Company Center of Appraisal Management and Consulting (LLC MOK-Center), 1027739398290, 105005, Moscow, Baumanskaya Str., 33/2, bld. 1	Olga Aleksandrovna Dobryakova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01844 14.04.2009
	Kirill Evgenyevich Gurylev	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01843 14.04.2009
	Anna Aleksandrovna Ershova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01842 14.04.2009
	Valery Gordeevich Kachaev	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01624 15.05.2008
	Sergey Valeryevich Kachaev	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01638 26.05.2008
	Aleksey Vyacheslavovich Polyakov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1176 12.12.2007
	IrinaYuryevna Terkulova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01104 27.12.2007
	Galina Borisovna Tretyakova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00942 27.12.2007
	Anna Vladimirovna Kasatkina	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01780 16.01.2009
	Grigory Andreevich Komissarov	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda Str., 19, Business center “Omega Plaza”	No. 1585 06.05.2009

	Sergey Andreevich Kotov	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01980 30.04.2010
	Yana Andreevna Merkulova	Non-commercial partnership Self-regulatory organization of appraisers Ekspertny Sovet	Moscow, Trekhsvyatitelsky Bolshoy Lane, 2/1, bld. 2	No. 0214 28.02.2011
	Lyalina Khazretovna Khatueva	Non-commercial partnership Self-regulatory organization of appraisers Ekspertny Sovet	Moscow, Trekhsvyatitelsky Bolshoy Lane., 2/1, bld. 2	No. 0213 28.02.2011
	Yury Viktorovich Shkolnikov	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00005 21.12.2007
	Sergey Vyacheslavovich Melnikov	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00945 21.12.2007

Closed Joint-Stock Company HLB Vneshaudit (CJSC HLB Vneshaudit), 1027739314448, 109180, Moscow, B. Yakimanka Str., 25-27/2	Sergey Vyacheslavovich Ulitov	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	129301, Moscow, Kosmonavtov Str.,18,bld. 2	No. 432 23.08.2007
	Aleksandr Valeryevich Shirokov	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01111 28.12.2007
	Tatyana Anatolyevna Shkolnikova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01851 24.04.2009
	Svetlana Viktorovna Melnikova	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01852 24.04.2009
	Andrey Viktorovich Makeev	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01424 29.02.2008
	Vyacheslav Olegovich Mikhailov	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01423 29.02.2008
	Leonid Konstantinovich Rusanov	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01429 29.02.2008

	Vladislav Ivanovich Artemov	Non-commercial partnership Self-regulatory organization Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect., 74A, 1st floor	No. 1214 17.12.2007
	Darya Vitalyevna Aronova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 415 06.07.2007
	Galina Aleksandrovna Bogacheva	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3235 16.12.2010

Closed Joint-Stock Company ABM Partner (CJSC ABM Partner), 1027700560491, 109004, Moscow, Aleksandra Solzhenitsyna Str., 23A, bld. 1	Olga Sergeevna Volkanova	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2179 26.03.2008
	Dmitry Valeryevich Danielyan	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1266 24.12.2007
	Irina Pavlovna Kalina	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3210 14.10.2010
	Aleksey Ivanovich Keda	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 2076 07.03.2008
	Nikolay Aleksandrovich Kozlov	Non-commercial partnership SRO Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0412 27.05.2011
	Sergey Yuryevich Koloskov	Non-commercial partnership Self-regulatory organization of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0267 20.10.2010
	Boris Efimovich Moshkovich	Interregional self-regulatory non-commercial organization – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th Str. 8 Marta, 6a	No. 900.77 20.08.2009
	Stepan Vladimirovich Potapov	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 416 06.07.2007
	Maria Nikolaevna Rybak	Interregional self-regulatory non-commercial organization – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th Str. 8 Marta, 6a	No. 944.50 12.02.2010
	Natalya Vladimirovna Savchenko	Interregional self-regulatory non-commercial organization – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th Str. 8 Marta, 6a	No. 971.50 23.04.2010
	Yuliya Aleksandrovna Selivanova	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 2183 26.03.2008

	Tatyana Vladimirovna Fon Aderkas	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 3053 10.02.2010

	Olga Viktorovna Khristova	Interregional self-regulatory non-commercial organization – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th Str. 8 Marta, 6a	No. 921.52 17.11.2009

	Aleksandr Andreevich Abramyan	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 001848 13.12.2007

	Elena Pavlovna Borovskaya	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002810 14.01.2008

Limited Liability Company FinExpertiza (LLC FinExpertiza), 1027739127734, 129110, Moscow, Mira Prospect, 69, bld. 1	Aleksey Evgenyevich Gaevoy	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 003683 19.02.2008
	Aleksandr Yuryevich Dorofeev	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 003402 04.02.2008
	Elena Viktorovna Konkova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 006672 17.06.2010
	Vladimir Aleksandrovich Kraev	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 003474 04.02.2008
	Marina Gennadyevna Kucheryavaya	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002840 14.01.2008
	Pavel Aleksandrovich Mikhalev	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 001823 11.12.2007
	Bajrmir Vladimirovich Pozharov	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 006673 17.06.2010
	Vadim Vadimovich Rybak	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda Str., 19, Business center “Omega Plaza”	No. 1088 08.02.2008
	Arina Nikolaevna Ryzhova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002770 10.01.2008
	Lutsia Rafaelyevna Safina	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002266 24.12.2007
	Vladislav Anatolyevich Shiganov	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005360 02.02.2009
	Aleksandr Petrovich Smirnov	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect., 72, bld. 4	No. 1592 22.01.2008

	Irina Vasilyevna Guseva	Non-commercial partnership Self-regulatory organization National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00009 17.01.2008

LLC Institut Problem Predprinimatelstva (LLC IPP) 1027800561458, 199178, Saint Petersburg, 12th Line, Vasilyevskiy Ostrov, 11, letter A, office 3-H	Olga Vladimirovna Belkova	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 000328 17.07.2007
	Vitaly Valeryevich Biryukov	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0028 20.11.2009
	Ekaterina Mikhailovna Bogatova	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0031 20.10.2010
	Ekaterina Aleksandrovna Burdaeva	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002812 14.01.2008
	Nikolay Alekseevich Bukharin	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002173 24.12.2007
	Polina Sergeevna Vasilyeva	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002718 10.01.2008
	Anton Vladimirovich Guschin	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0075 20.11.2009
	Svetlana Mikhailovna Demicheva	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0289 20.10.2010
	Veronika Alekseevna Eliseeva / Antonova	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0084 20.11.2009
	Elena Anatolyevna Zakharova	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0098 20.11.2009
	Mikhail Vladimirovich Zvidrin	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0288 20.10.2010
	Natalya Pavlovna Ivanova	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0287 20.10.2010
	Vladimir Nikolaevich Katushkin	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0188 20.10.2010

Anna Eduardovna Lindkvist	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002753 10.01.2008

Yuliya Vladimirovna Nazarova	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0183 20.11.2009

Ekaterina Olegovna Pankratova	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0201 20.11.2009

Anna Andreevna Serebryakova	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0240 20.11.2009

Elena Nikolaevna Smirnova	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0252 20.11.2009

Elena Sergeevna Chizhevskaya	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0294 20.11.2009

Egor Yaroslavovich Shablya	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0016 20.10.2010

Aleksey Igorevich Shaskolsky	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002795 10.01.2008

Sergey Rudolfovich Edomsky	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002797 10.01.2008

8.7. The share which non-placement makes the issue (additional issue) of securities invalid, and the procedure of the assets refund transferred as payment for securities issue (additional issue), in case of its invalidity.

The share which non-placement makes the issue (additional issue) of securities invalid is not determined.

9. Repayment Conditions and Income Payment against Bonds:

This item shall apply for bonds only.

10. Information on Bonds Purchase

This item shall apply for bonds only.

11. Procedure for Disclosure of Information on Securities Issue (Additional Issue) by the Issuer:

Procedure for disclosure of information on the additional issue of securities on each stage of securities issue:

The Issuer discloses information in the form of a quarterly report and notifications on the material facts (events, actions), that have an effect on its finances and business operations in the order provided by the existing legislation of the Russian Federation, including the Federal Law “On securities market”, Regulation on Disclosure of Information by Issuers of Securities approved by the Order of the Federal Service for Financial Markets dated October 04, 2011 No. 11-46/pz-n, (hereinafter referred to as the Regulation on Disclosure of Information by Issuers of Securities), Standards for issuing securities and registering the Prospectus, approved by the Order of the Federal Service for Financial Markets No. 07-4/pz-n dated January 25, 2007.

In case at the time of occurrence of a fact which the Issuer shall disclose in accordance with the applicable federal laws of the Russian Federation and regulatory acts issued by the federal executive authority for securities market, other procedure and timeline for disclosure of such fact is prescribed than the procedure and timeline provided for in the Resolution on the Additional Issue of Securities and Prospectus, disclosure of such fact shall be made according to the procedure and timeline provided by the federal laws of the Russian Federation and regulatory acts issued by the federal executive authority for securities market as effective at the time of occurrence of the fact.

Material facts notice shall be published by the Issuer within the following timeline upon occurrence of a material fact:

— in the Interfax news line – not later than 1 (one) day;

— on the Issuer’s Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

Text on the material fact shall be available on the website at least within 12 months from expiry of the period provided by the Regulations on Disclosure of Information by Issuers of Securities for its posting in the Internet, or from the date of its posting in the Internet, if posted after the such period expiry.

The Issuer shall provide a copy of each notice, including a copy of each material fact notice, published by the Issuer pursuant to the Regulations on Disclosure of Information by Issuers of Securities, and a copy of the registered Resolution on the Issue (additional issue) of Securities and Prospectus as amended and (or) altered, report on the issue (additional issue) results, copy of a quarterly report, and copies of any other documents that shall be disclosed pursuant to Regulations on Disclosure of Information by Issuers of Securities, to the holders of the Issuer’s securities and any other interested persons upon their request for a charge not exceeding the costs of such a copy production, within 7 (seven) days from the date of the corresponding request submission.

The bank details of the settlement account(s) of the Issuer used to pay the costs of the copies production of the abovementioned documents and amount (method of determining the amount) of such costs shall be posted by the Issuer on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

State registration of the issue (additional issue) of securities and is accompanied by the registration of the Prospectus

Information shall be disclosed at each stage of the securities issue procedure:

The Issues discloses information on the additional issue of securities on each stage of the issue procedure in the order, specified by the Regulations on Disclosure of Information by Issuers of Securities:

— on the stage of taking a decision on the securities placement;

— on the stage of approval of a decision on the additional release of securities;

— on the stage of the state registration of the additional release of securities;

— on the stage of the securities placement;

— on the stage of the state registration of the results report on the additional release of securities.

Forms, methods, timeline for the relevant information disclosure:

1) Upon passing a resolution on securities placement the Issuer shall accordingly disclose the information on a resolution to increase the authorized capital by means of the additional shares issue in the form of the Material fact notice of “Data on the Stages of Securities Issue Procedure” and the material fact of “The General Meetings of the Issuer’s shareholders and on the decisions taken on it” within the following timeline from the date of compiling the minutes of the mentioned General Meeting of Shareholders:

— in the Interfax news line – not later than 1 (one) day;

— on the websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

2) Information on approval of the Additional Issue of Securities Resolution by the Issuer’s Board of Directors shall be disclosed by the Issuer by publishing the Material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Approval of Resolution on Additional Issue of Securities within the following timeline from the date of compiling the minutes (date of the term expiry of set forth by the legislation of the Russian Federation for the minutes preparation) of the meeting of the Board of Directors of the Issuer at which the resolution to approve the Resolution on the Additional Issue of Securities was passed:

— in the Interfax news line – not later than 1 (one) day;

— on the websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

3) Information on state registration of the additional issue of Shares shall be disclosed by the Issuer in the form of publishing the Material Fact Notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding State Registration of Additional Securities Issue, and in the form of the Resolution on the Additional Issue of Securities and the Prospectus by posting them on the website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The notice of state registration of the additional issue of Shares and the order of access to the information contained in the Prospectus shall be published by the Issuer within the following timeline from the date of providing the disclosure in respect of the state registration of the additional issue of the Issuer’s Shares on the website of the registering authority or receipt of a written notice from the registering authority by the Issuer of the state registration of the additional issue of Shares by post, fax or e-mail, delivery by hand whichever is earlier:

— in the Interfax news line – not later than 1 (one) day;

— on the websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

Within not more than 2 (two) days from the date of publication of the information on the state registration of the additional issue of the Issuer’s Shares on the website of the registration authority or at the date of receipt of the written notification by the Issuer of the registration authority on the state registration of the additional issue of Shares by post, fax or e-mail, delivery by hand, whichever is earlier, the Issuer shall post the information of the registered Resolution on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580. Upon posting the text of the Resolution on the Additional Issue of Shares on the website it is required to specify the state registration number of the additional issue of Shares, the date of its state registration and name of the registration authority, performed the state registration of the additional issue of Shares.

The text of the registered Resolution on the Additional Issue of Shares shall be available on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 from the expiry of the period provided for its posting in the Internet, or from the date of its posting in the Internet, but prior to redemption of all the Shares of this issue (additional issue) if posted after the expiration of such period in the Internet.

Within not more than 2 (two) days from the date of publication of the information on the state registration of the additional issue of the Issuer’s Shares on the website of the registration authority or at the date of receipt of the written notification by the Issuer of the registration authority on the state registration of the additional issue of

Shares by post, fax or e-mail, delivery by hand, whichever is earlier, the Issuer shall post the text of the registered Prospectus on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580. When publishing the text of the Prospectus on the website one should indicate the state registration number of the additional issue of Shares in relation to which the Prospectus is registered, the date of its registration and the name of the registering authority that has conducted the registration of the Prospectus.

The text of the registered Prospectus shall be available on the websites www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580 from the expiry of the period provided for its posting in the Internet, or from the date of its posting in the Internet, but before expiry of at least 5 years from the date of posting the registered report on the Issue (additional issue) of Shares if posted in the Internet after expiration of such period, and in case in accordance with the Federal law On Securities Market or with any other federal laws the Shares are issued without the state registration of the report on the Shares issue (additional issue) results, before expiry of at least 5 years from the date of posting the notification on the Issue (additional issue) results in the Internet, submitted into the registration authority.

Starting from the date of publication of the notice on the state registration of the additional issue of Shares, all interested persons may review the Resolution on the Additional Issue of Shares and the Prospectus, and obtain copies thereof at the following address:

— Russian Federation, Moscow, Malaya Dmitrovka Str., 7 (in the office of the sole executive body of JSC RusHydro).

Starting from the date of publication of the notice on the state registration of the additional issue of Shares, any interested person may receive a copy of the Resolution on the Additional Issue of Shares and of the Prospectus at the abovementioned address for a charge that may not exceed the costs for making copies of the mentioned documents.

4) The Notice of exercisability of the pre-emptive right to purchase the Shares being placed (hereinafter referred to as the Notice of the pre-emptive right) shall be given upon the state registration of this additional issue of Shares, but prior to the Placement Opening Date in the order specified in the Articles of Association of the Issuer for giving notices on the General Meeting of Shareholders of the Issuer.

Pursuant to clause 10.11 of Article 10 of the Articles of Association of the Issuer the notice on the General Meeting of Shareholders shall be published by the Issuer in the Rossiyskaya Gazeta newspaper and posted on the website of the Company.

Therefore, upon the state registration of the additional issue of Shares and prior to the Placement Opening Date in respect of the additional Shares the Issuer shall publish the Notice of the pre-emptive right the Rossiyskaya Gazeta newspaper and posts the Notice of the pre-emptive right on the Issuer’s website: www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The notice of the pre-emptive right shall be additionally published in the Interfax news line within 5 days after complete execution of the duties related to the Notice of the pre-emptive right by the Issuer, i.e. after execution of the last of the following actions by the Issuer: publication of the Notice of the pre-emptive right in the Rossiyskaya Gazeta newspaper and posting the Notice of the pre-emptive right on the Issuer’s website: www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580.

Notice of the pre-emptive right shall contain data on the number of the additional Shares, placement price, procedure for determining the number of Shares which each person entitled to exercise the pre-emptive right may purchase, procedure for submission of applications by such persons to the company and the term for submission of such applications to the Issuer.

5) At the placement stage the Issuer shall disclose information in the form of:

— notice of the Placement Opening Date;

— notice of changed Placement Opening Date;

— notice of the placement price (method of determining the placement price);

— material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Placement Opening, Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Placement Closure;

— notice of suspended placement;

— notice of resumed placement;

A) Notice of the Placement Opening Date shall be published by the Issuer in the news line and on the website.

The notice of Placement Opening Date shall be published by the Issuer within the following timeline prior to the Placement Opening Date:

— in the Interfax news line – not later than 5 days prior to the date of securities Placement Opening Date;

— on websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 4 days prior to the securities Placement Opening Date.

B) In the event that the Issuer takes a decision to change the Placement Opening Date, the Issuer shall publish the notice of changed Placement Opening Date in the Interfax news line and post it on the websites www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580 not later than 1 (one) day prior to such date.

C) The notice of the placement price (method of determining the placement price) shall be published by the Issuer in the news line and posted on the website.

The announcement on the placement price (procedure for its determination) shall be published by the Issuer within the following time before the Placement Opening Date:

— in the Interfax news line – within 1 day from the date of the resolution adoption for quoting the placement price but not later than the starting date of the securities placement;

— on the website pages www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – within 2 days from the date of adopting a resolution on determining the placement price but not later than the opening date of securities placement.

D) The Issuer shall also give material fact notices Disclosure Regarding the Securities Issue (placement opening and closing) – (Disclosure Regarding Stages of Securities Issue Procedure, Disclosure Regarding Placement Opening, Regarding Stages of Securities Issue Procedure, Disclosure Regarding Placement Closure).

The information on placement (placement opening and closure) for the securities shall be disclosed by the Issuer within the following timeline from the date when the subscription for the shares opens and from the date when placement closes, respectively:

— in the Interfax news line – not later than 1 (one) day;

— on the websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

E) In the event that the Issuer takes a decision to make amendments and / or alterations to the Resolution on the Additional Issue of Shares and / or the Prospectus during the placement term and / or in the event that the Issuer receives during the placement term a written request (order, ruling) from a governmental authority authorized by the legislation of the Russian Federation to make resolutions on suspension of Shares placement (hereinafter referred to as the Competent Authority), the Issuer shall suspend the Shares placement and publish a notice of suspended placement within the following timeline from the date of the minutes (end of the period prescribed by the legislation of the Russian Federation for preparation of minutes) of the meeting of the competent statutory authority of the Issuer at which the resolution on making amendments and / or alterations to the Resolution on the Additional Issue of Shares and / or the Prospectus is passed, or in case of modification the terms set forth pursuant to the resolution on Shares issue, from the date of the minutes end of the period prescribed by the legislation of the Russian Federation for preparation of minutes) of the meeting of the competent statutory authority of the Issuer at which the resolution on modification of such terms, or from the date of receipt by the Issuer of Competent Authority’s written request (order, ruling) to suspend the Shares placement by post, fax or e-mail, delivery by hand whichever is earlier:

— in the Interfax news line – not later than 1 (one) day;

— on the websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

In case Shares placement is suspended pursuant to a resolution of the registering authority on suspension of the Shares issue, the information on the placement suspension shall be disclosed by the Issuer by means of a material fact notice of Disclosure Regarding Stages of Suspension and Resumption of Securities Issue – in the manner and form specified in Chapter VI of the Regulations on Disclosure of Information by Issuers of Securities.

F) Upon registration of alterations to the Resolution on the Additional Issue of Shares and / or the Prospectus, passing a resolution on refusal to register such alterations, or receipt during the placement term from the Authorized Authority of a written notice (order, ruling) authorizing to resume the Shares placement (notice of termination of causes for suspension of Shares placement) during the placement term the Issuer shall publish the notice of resumed Shares placement in the news line and on the website.

The notice of resumed Shares placement shall be published by the Issuer within the following timeline from the date of disclosure in respect of registration of alterations to the Resolution on the Additional Issue of Shares and / or the Prospectus or on refusal to register such alterations on the website of the registration authority, or from the date of Issuer’s receipt of registering authority’s written notice of registration of such alterations to the Resolution on the Additional Issue of Shares and / or the Prospectus, or notice of refusal to register such alterations, or from the date of Issuer’s receipt from the Competent Authority of a written notice (order, ruling) authorizing the Issuer to resume the Shares placement (notice of termination of causes for suspension of Shares placement) by post, fax or e-mail, or delivery by hand, whichever is earlier:

— in the Interfax news line – not later than 1 (one) day;

— on the websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

The Issuer shall resume the Shares placement subject to prior publication of the notice of resumed Shares placement in the news line and on the website.

G) For the purposes of concluding agreements to acquire Shares outside the preemptive right the Issuer at any time after the results of the exercise of the preemptive right are summarized, but not later than 45 (forty five) days before the expiration of 365 days from the date of state registration of the additional issue of Shares shall publish in Interfax news line and on the Issuer’s website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 an invitation to make an offer (offers) to acquire the shares (invitation to make an offer) which is addressed to the general public.

H) In the case of deciding to extend the Offer collection period Issuer shall not later than five (5) days prior expiration Offer collection period publish notice about the extension of the Offer collection period in the Interfax news line and on the Issuer’s website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

I) After expiration the Offer collection period Issuer shall not later than two (2) days after the date of such expiration publish the notice of the termination of the Offer collection period in the Interfax news line and in the Issuer’s website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

J) In the case of changing the Issuer’s details according to which the shares of joint stock companies listed in paragraph 8.6. Resolution on Additional issue of Securities (non-cash assets) will be transferred, the Issuer discloses information about new details according to which the non-cash payment will be made against offered Shares in the following terms after adoption of the authorized body of the Issuer a decision on transfer of Shares of joint stock companies according these details:

— in the Interfax news line – not later than 1 (one) day;

— on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580

— not later than 2 (two) days.

K) The issuer discloses the information about attraction of the professional participant of the securities market (brokers) who provides services on placement of the Shares based on the concluded agreement with Broker in the following period from the date of signing the agreement but not later the beginning of the period during which the offers on acquiring the Shares might be sent:

— in the Interfax news line – not later than 1 (one) day;

— on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

L) In case of registration of alterations in the Resolution of the Additional Issue of Shares and (or) Prospectus, the Issuer shall publish text of the registered alterations to the Resolution of the Additional Issue of Shares and (or) Prospectus on the Issuer’s website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 within not more than 2 days from the date of disclosure of the alterations registration on the website of the registration authority, or from the date of Issuer’s receipt of registering authority’s written notice of registration of such alterations by post, fax or e-mail, or delivery by hand, whichever is earlier. Upon publishing the text on alterations to the Resolution on the Additional Issue of Shares and (or) Prospectus, the date of registration of the said alterations and name of the registration authority shall be indicated on the Issuer’s websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The text of the registered alterations to the Resolution on the Additional Issue of Shares shall be available on the Issuer’s websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 from the expiry of the period provided by the Regulations on Disclosure of Information by Issuers of Securities for its posting in the Internet, or from the date of its posting in the Internet, but prior to expiry of the period provided by the Regulations on Disclosure of Information by Issuers of Securities to provide Internet access to the text of the registered Resolution on Additional Issue of Shares, if posted after the expiration of such period in the Internet.

The text of the registered alterations to the Prospectus shall be available on the Issuer’s websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 from the expiry of the period provided by the Regulations on Disclosure of Information by Issuers of Securities for its posting in the Internet, or from the date of its posting in the Internet, but prior to expiry of the period provided by the Regulations on Disclosure of Information by Issuers of Securities to provide Internet access to the text of the registered Resolution on Additional Issue of Securities, if posted after the expiration of such period in the Internet.

From the date of data publishing on registration of alterations to the Resolution of Additional Issue of Shares and (or) Prospectus on the registration authority’s website or from the date of the Issuer’s receipt of the registration authority’s written notice on registration of such alterations by post, fax or e-mail, or delivery by hand, whichever is earlier, all interested parties may review alterations and receive their copies at the following address: the Russian Federation, Moscow, Malaya Dmitrovka Str., 7 (in the office of the sole executive body of JSC RusHydro).

From the indicated moment any interested person shall be entitled to receive a copy of the Resolution on Additional Issue of Shares and (or) Prospectus for a charge that shall not exceed the costs for making the copies of the abovementioned documents.

M) The Issuer shall also make disclosure on suspension and resumption of the securities issue by giving material fact notices.

Material fact notices Disclosure Regarding Placement Suspension and Resumption shall be given by the Issuer within the following timeline upon occurrence of a material fact:

— in the Interfax news line – not later than 1 (one) day;

— on the websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

The occurrence of a material fact on suspension of the Shares placement shall be the date of disclosure in respect of such suspension on the website of the registration authority or the date of the Issuer’s receipt of a written notice on Shares placement suspension from the registration authority by post, fax or e-mail, or delivery by hand, whichever is earlier.

The occurrence of a material fact on resumption of the Shares placement shall be the date of disclosure in respect of such resumption on the website of the registration authority, or the date of the Issuer’s receipt of a written notice of the Shares placement resumption from the registration authority by post, fax or electronic communication, delivery by hand whichever is earlier.

6) Disclosure in respect of results of the pre-emptive right exercising to purchase the Shares being placed.

The Issuer shall disclose the results of the pre-emptive right exercising in the form of an announcement published within the following timeline from the date when the results of the pre-emptive right exercising become known to the Issuer:

— in the Interfax news line – within 4 (four) days;

— on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – within 5 (five) days.

7) Disclosure in respect of the state registration of the report on the additional issue of Shares shall be made by the Issuer by giving material fact notice of Disclosure Regarding Stages of Shares Issue Procedure – Disclosure Regarding State Registration of Report on Securities Issue Results within the following timeline from the date of disclosure of the state registration of the report on the additional issue of Shares results is posted on the website of the registration authority or from the date of the Issuer’s receipt of the registration authority’s written notice of the state registration of the report on the additional issue of Shares results by post, fax or e-mail, or delivery by hand, whichever is earlier:

— in the Interfax news line – not later than 1 (one) day;

— on the websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

Within not more than 2 (two) days from the date of publication of the information on the state registration of the report on the additional issue of the Issuer’s Shares on the website of the registration authority or at the date of receipt of the written notification by the Issuer from the registration authority on the state registration of the report on the additional issue of Shares results by post, fax or e-mail, delivery by hand, whichever is earlier, the Issuer shall post the information of the registered report on additional issue of Shares results on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The text of the registered report on the additional issue of Shares results shall be available on the Issuer’s websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 at least within 12 (twelve) months from the date of expiry of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

Starting from the date of disclosure in respect of the state registration of the report on the additional issue of Shares results, all the interested parties may review the report on the additional issue of Shares results, and get the copies thereof at the following addresses:

— Russian Federation, Moscow, Malaya Dmitrovka Str., 7 (in the office of the sole executive body of JSC RusHydro),

Starting from the date of disclosure in respect of the state registration of the report on the additional issue of Shares results, any interested party shall be entitled to receive a copy of the report on the additional issue of Shares results at the abovementioned address for a charge that shall not exceed the costs for making copies of the abovementioned document.

8) Disclosure in respect of cancellation or ineffectiveness of the additional issue of Shares shall be made by the Issuer by giving material fact notices of Disclosure Regarding Cancellation or Ineffectiveness of the Additional Issue of Securities within the following timeline from the date of occurrence of the material fact:

— in the Interfax news line – not later than 1 (one) day;

— on the websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

The occurrence of a material fact regarding cancellation of the additional issue of the Issuer’s Shares shall be the date of disclosure in respect of such cancellation on the website of the registration authority or the date of the Issuer’s receipt of a written notice on cancellation of the additional issue of Shares from the registration authority by post, fax or e-mail, or delivery by hand, whichever is earlier.

The occurrence of a material fact regarding ineffectiveness of the additional issue of the Issuer’s Shares shall be the date of Issuer’s receipt of an effective (effective date for issued) judicial act (court decision, order, ruling) on ineffectiveness of the additional issue of Shares (shares).

9) The Issuer makes disclosure by giving material fact notices in other cases specified in the Regulations on Disclosure of Information by Issuers of Securities.

A material fact notice shall be published by the Issuer within the following timeline upon occurrence of a material fact:

— in the Interfax news line – not later than 1 (one) day;

— on the websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

The text of the material fact shall be available on the websites www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580 at least within 12 (twelve) months from the date of expiry of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

10) The Issuer makes disclosure by preparing a quarterly report in the manner, specified in the Regulations on Disclosure of Information by Issuers of Securities.

A quarterly report shall be prepared according to the results in each quarter.

Within 45 (forty five) days from the end of the relevant quarter the Issuer shall publish the text of the quarterly report on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580

The text of the quarterly report shall be available on the websites www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580 at least within 5 (five) years from the date of expiry of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

Disclosures shall be made by means of publishing notices in periodic printed medium (media).

Name of such medium (media): the Rossiyskaya Gazeta newspaper

Disclosures shall be made by means of posting notices on the website.

Website address: www.rushydro.ru, http://www.e-disclosure.ru/portal/company.aspx?id=8580

The Issuer shall make disclosures by means of a quarterly report and notices on material facts (events, actions) that have an effect on its financial and business operations.

The Issuer and / or the registrar responsible for keeping the register of holders of the registered securities of the Issuer, at the request of the interested party shall provide such a party with a copy of the original resolution on the issue (additional issue) of securities for a payment not exceeding the expenses for the execution of such a copy.

12. Information on ensuring fulfillment of obligations for the bonds of issue (additional issue):

This item shall apply for bonds only.

13. The obligation of the Issuer to secure the rights of the holders of securities subject to their compliance with the procedure of such rights’ exercising established by the legislation of the Russian Federation:

The Issuer shall secure the rights of the holders of securities subject to their compliance with the procedure for such rights exercising, established by the legislation of the Russian Federation.

14. The obligation of persons provided security against the bonds to ensure fulfillment of obligations of the Issuer to the holders of bonds in the case of refusal of the Issuer to fulfill its obligations or in case of delay in execution of corresponding obligations in respect of bonds in accordance with the conditions of the security provided.

This item shall apply for bonds only.

15. Other information stipulated by the Standards:

No other information.